Schedule 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 24 0.14a-12

ICC HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11..

225 20th Street | Rock Island, IL 61201 P: 309-793-1700| www.ilcasco.com

May 1, 2024

ICC Holdings, Inc.

225 20th Street

Rock Island, Illinois 61201

Dear Fellow Shareholders:

Please consider this letter your personal invitation to attend the 2024 ICC Holdings, Inc. Annual Meeting of Shareholders. The meeting will be conducted via live audio webcast only, on Friday, June 14, 2024, at 9:00 a.m. Central Daylight Time. It can be accessed virtually via the Internet at: www.viewproxy.com/ICCH/2024.

Business scheduled to be considered at the meeting includes the election of directors, an advisory vote on the executive compensation of the Company’s named executive officers, and ratification of Plante Moran, PLLC as our independent registered public accounting firm for the current year. In addition, we will review significant events of 2023 and their impact on you and your Company. The Company will be discussing accomplishments such as strong premium growth, improved underwriting results, and successful geographic expansion, as well as updates on investment market movement and strategic planning.

To participate in the Annual Meeting of Shareholders, you must register by the Registration Deadline, June 13, 2024, at 5:00 p.m. Central Daylight Time and provide the control number included in your WHITE proxy card or notice. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the Annual Meeting, will be emailed to you. The meeting webcast will begin promptly at 9:00 a.m. Central Daylight Time. We encourage you to join the meeting prior to the start time. Instructions should also be provided on the voting instruction form provided by your bank, broker, or other nominee.

We are furnishing our proxy materials by mail as well as making materials available via the Internet. Shareholders will receive a mailed WHITE notice card with instructions on how to view our proxy materials online and other information.

Your Company has had another successful year! These positive results were driven by strong premium growth combined with an improved loss ratio in 2023 over 2022. During this same period, net investment income increased by 28.4%. We are also pleased to share that shareholder equity or book value increased by $2.19 per share or 11.4% over the prior year. We look forward to continued growth in 2024 as we expand into Kentucky and Tennessee as well as accelerate our Insurtech initiatives.

In the year ahead, the Company will continue to build upon its positive and inclusive company culture, including ongoing professional and personal development of all associates. The Company maintains a comprehensive ESG program, including a framework for strong governance and robust ESG risk management. This includes maintaining high ethical standards in our operational and investment activities.

The accompanying Notice of the 2024 Annual Meeting of Shareholders and Proxy Statement describes the business to be conducted at the 2024 ICC Holdings, Inc. Annual Meeting of Shareholders (the “Annual Meeting”). Also included are a WHITE proxy card and postage-paid return envelope. WHITE proxy cards are being solicited on behalf of the Board of Directors of ICC Holdings, Inc.

Your vote is especially important at this year’s Annual Meeting. As you may have seen, Stilwell Activist Investments, L.P., Stilwell Activist Fund, L.P., Stilwell Value Partners VII, L.P., Stilwell Partners, L.P., Stilwell Value LLC, and Joseph D. Stilwell (collectively, the “Stilwell Group”) have provided notice of their intent to nominate Mr. Stilwell (the “Stilwell Group Nominee”) for election as a director at the Annual Meeting in opposition to the nominees recommended by your Board and to recommend a vote against a non-binding, advisory vote to approve the compensation of the Company’s named executive officers.

Your Board does not endorse the Stilwell Group Nominee and unanimously recommends that you vote “FOR” the election of the three (3) Class I director nominees proposed by your Board (James R. Dingman, John R. Klockau, and Gerald J. Pepping) and “FOR” the other proposals recommended by your Board, using the WHITE proxy card. After careful consideration, in the Board’s view, the Stilwell Group Nominee does not possess experience and expertise that would be additive as a director, especially as compared to the Board’s recommended candidates. You may receive solicitation materials from the Stilwell Group, including proxy statements and GREEN proxy cards. The Company is not responsible for the accuracy or completeness of any information provided by or relating to the Stilwell Group or the Stilwell Group Nominee contained in solicitation materials filed or disseminated by or on behalf of the Stilwell Group or any other statements the Stilwell Group may make.

Your Board strongly urges you to discard and NOT to vote using any GREEN proxy card sent to you by the Stilwell Group. If you have already submitted a GREEN proxy card, you can revoke such proxy and vote for your Board’s nominees and on the other matters to be voted on at the Annual Meeting by marking, signing and dating the enclosed WHITE proxy card and returning it in the enclosed postage-paid envelope or by voting via Internet by following the instructions on your WHITE proxy card, WHITE voting instruction form or notice. Only your latest validly executed proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying proxy statement.

PLEASE NOTE THAT THIS YEAR, YOUR WHITE PROXY CARD LOOKS DIFFERENT. RECENTLY ADOPTED NEW PROXY RULES REQUIRE THE COMPANY’S WHITE PROXY CARD TO LIST THE STILWELL GROUP NOMINEE IN ADDITION TO YOUR BOARD’S NOMINEES. PLEASE MARK YOUR WHITE PROXY CARD CAREFULLY AND VOTE “FOR” ONLY THE THREE (3) CLASS I DIRECTOR NOMINEES AND PROPOSALS RECOMMENDED BY YOUR BOARD.

Your vote is extremely important no matter how many shares you own. Whether or not you expect to attend the meeting, please promptly use your WHITE proxy card to vote by proxy over the Internet or by mail. If you have any questions or require any assistance with voting your shares, please call the Company’s proxy solicitor, Alliance Advisors, LLC, toll-free at +1 (888) 991-1293. The proxy solicitor can also be reached at icch@allianceadvisors.com.

Thank you for your interest in ICC Holdings, Inc. as well as your confidence in, and support of, our future.

Sincerely,

/s/ Arron Sutherland

Arron K. Sutherland

President, Chief Executive Officer, and Director

The 2024 Annual Meeting of Shareholders will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting. If you plan to participate in the virtual meeting, please see “General Information – Voting – Virtual Shareholder Meeting” below for registration instructions. Shareholders will be able to virtually attend and submit questions (both before, and for a portion of, the meeting) from any location via the Internet.

ICC Holdings, Inc. | 225 20th Street | Rock Island, Illinois 61201

  _________________________________________________________________

NOTICE OF THE 2024 ANNUAL MEETING OF SHAREHOLDERS

FRIDAY, JUNE 14, 2024

  _________________________________________________________________

To the Shareholders of ICC Holdings, Inc.:

NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Shareholders of ICC Holdings, Inc. will be held on Friday, June 14, 2024, at 9:00 a.m. Central Daylight Time and accessed virtually via the Internet at www.viewproxy.com/ICCH/2024, to:

1.

Elect three (3) Class I director nominees to the Board of Directors of ICC Holdings, Inc, each to serve until the 2027 Annual Meeting of Shareholders, or until the earlier of their resignation, or their respective successors shall have been elected and qualified;

2.	Conduct a non-binding, advisory vote to approve the compensation of the Company’s Named Executive Officers;

3.	Ratify the appointment of Plante Moran, PLLC as the Company’s independent registered public accounting firm for the current fiscal year; and

4.	Transact other such business as may properly be brought before the meeting.

Each share of the Company’s common stock will be entitled to one vote upon all matters described above. Only holders of common stock of the Company at the close of business on April 16, 2024, are entitled to notice of and to vote at the Annual Meeting of Shareholders and any postponements or adjournments thereof. A list of these shareholders of record is available at the corporate offices of ICC Holdings, Inc. from May 30, 2024, until June 13, 2024.

Please note that Stilwell Activist Investments, L.P., Stilwell Activist Fund, L.P., Stilwell Value Partners VII, L.P., Stilwell Partners, L.P., Stilwell Value LLC, and Joseph D. Stilwell (collectively, the “Stilwell Group”) have provided notice of their intent to nominate Joseph D. Stilwell (the “Stilwell Group Nominee”) for election as director at the Annual Meeting in opposition to the nominees recommended by your Board and to recommend a vote against a non-binding, advisory vote to approve the compensation of the Company’s named executive officers. You may receive solicitation materials from the Stilwell Group, including proxy statements and GREEN proxy cards. The Company is not responsible for the accuracy or completeness of any information provided by or relating to the Stilwell Group or the Stilwell Group Nominee contained in solicitation materials filed or disseminated by or on behalf of the Stilwell Group or any other statements the Stilwell Group may make.

Your Board of Directors does not endorse the Stilwell Group Nominee and unanimously recommends that you use the WHITE proxy card to vote “FOR” only the three (3) Class I director nominees proposed by your Board (James R. Dingman, John R. Klockau, and Gerald J. Pepping) and “FOR” the other proposals recommended by your Board, using the WHITE proxy card. Your Board strongly urges you to discard and NOT to vote using any GREEN proxy card sent to you by the Stilwell Group. If you have already submitted a GREEN proxy card, you can revoke such proxy and vote for your Board’s nominees and on the other matters to be voted on at the Annual Meeting by marking, signing and dating the enclosed WHITE proxy card and returning it in the enclosed postage-paid envelope or by voting via Internet by following the instructions on your WHITE proxy card, WHITE voting instruction form or notice. Only your latest validly executed proxy will count and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying proxy statement.

By Order of the Board of Directors,

/s/ Arron Sutherland Arron K. Sutherland President, Chief Executive Officer, and Director

Rock Island, Illinois

May 1, 2024

Please note that the 2024 Annual Meeting of Shareholders will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting. If you plan to participate in the virtual meeting, you must register by the Registration Deadline and provide the control number included in your proxy materials. Accordingly, it is important that you submit your proxy by any method described below:

●	By Internet: you have the option to vote your shares over the Internet in accordance with the instructions provided on your WHITE proxy card;

●	By Phone: you can also vote your shares by telephone, toll-free, in accordance with the instructions provided on your WHITE proxy card; or

●	By Mail: you can vote your shares by completing the WHITE proxy card and signing, dating, and returning it as promptly as possible.

You have the right to revoke your proxy at any time prior to its use by filing a written notice of revocation with the Corporate Secretary of the Company prior to the convening of the Annual Meeting of Shareholders, or by mailing another WHITE proxy card with a later date or voting by telephone or over the Internet at a later date.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on Friday, June 14, 2024. The Proxy Statement and Annual Report to Shareholders for the year ended December 31, 2023, are available at www.viewproxy.com/ICCH/2024

ICC Holdings, Inc. 2024 Proxy Statement

ICC Holdings, Inc. | 225 20th Street | Rock Island, Illinois 61201

PROXY STATEMENT

Annual Meeting of Shareholders to be held Friday, June 14, 2024

GENERAL INFORMATION

This Proxy Statement is furnished to the shareholders of ICC Holdings, Inc., a Pennsylvania corporation (the “Company”), in connection with the solicitation, by the Board of Directors of the Company (“Board” or “Board of Directors”), of proxies to be used at the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 9:00 a.m. Central Daylight Time on Friday, June 14, 2024, and accessed online at www.viewproxy.com/ICCH/2024.

The Company intends to mail the proxy materials for the Annual Meeting of ICC Holdings, Inc. on or about May 14, 2024. Information included in this Proxy Statement is as of May 7, 2024.

VOTING

Because many shareholders cannot attend the virtual Annual Meeting live, it is necessary that a large number of our voting shares be represented at the Annual Meeting by proxy to achieve a quorum. Pursuant to the Company’s bylaws, at least a majority of the outstanding voting shares must be present (in person or by proxy) at the Annual Meeting to conduct the meeting, which is known as a “quorum” of shares. Even if you expect to attend, it is important that you vote your shares in advance.

Shareholders have a choice of voting over the Internet or by marking, signing, dating, and returning the WHITE proxy card or WHITE voting instruction form.

●

To vote by Internet, go to the website specified on the WHITE proxy card, WHITE voting instruction form or notice you received and follow the instructions there. You will need the control number included on your WHITE proxy card, WHITE voting instruction form or notice.

●

To vote by telephone, toll-free, call the phone number specified on the WHITE proxy card, WHITE voting instruction form or notice you received and follow the instructions there. You will need the control number included on your WHITE proxy card, WHITE voting instruction form or notice.

●	To vote by mail:
o	If you received a hard-copy WHITE proxy card or WHITE voting instruction form, simply mark, sign, date and return it in the postage-paid envelope provided.
o

Once you receive the WHITE proxy card or WHITE voting instruction form, simply mark, sign, date and return the hard-copy WHITE proxy card or WHITE voting instruction form in the postage-paid envelope provided.

o	If you have any questions or need assistance voting, please call +1 (888) 991-1293.
●

To vote at the virtual Annual Meeting: We strongly encourage you to vote your proxy by Internet or mail prior to the meeting, even if you plan to attend the virtual Annual Meeting. Please also note that in order to attend and vote at the Annual Meeting, you must have already pre-registered for the meeting no later than June 13, 2024. Once you have pre-registered, you will receive a confirmation e-mail with information on how to attend and vote at the meeting.

o	Registered holders may log into the virtual Annual Meeting website at www.viewproxy.com/ICCH/2024, click on the ballot posted on the site and follow the instructions provided on the ballot.
o

If you are the beneficial owner of shares held in street name, in order to vote at the meeting, you will need to provide a legal proxy from your bank, broker or other nominee. Beneficial owners are strongly encouraged to obtain the legal proxy at least 5 days prior to the meeting. Beneficial owners will need to have an electronic image (such as a pdf file or scan) of the legal proxy ready to include when voting. You should refer to the voting instructions provided by your brokerage firm, bank, or other holder of record for information about how to obtain a legal proxy.

ICC Holdings, Inc. 2024 Proxy Statement

Your Board of Directors strongly urges you to discard and NOT vote using any GREEN proxy card sent to you by the Stilwell Group.

Deadline for Voting

The deadline for voting electronically is 11:59 p.m., Eastern Daylight Time, on Thursday, June 13, 2024. If you have timely pre-registered, you may attend the virtual meeting and vote your shares by ballot at the meeting.

Proxies Submitted but not Voted

If you are a registered holder and properly sign and return your WHITE proxy card or complete your proxy via Internet, your shares will be voted as you direct. If you sign and return your WHITE proxy card but do not specify how you want your shares voted, they will be voted FOR the election of all Class I director nominees recommended by your Board as set forth under “Proposal One: Election of Directors,” FOR the advisory vote on executive compensation, and FOR the ratification of the appointment of the independent registered public accountants. You are permitted to vote for fewer than three (3) nominees. If you vote for fewer than three (3) nominees, your shares will only be voted “FOR” with respect to those nominees you have so marked. If you are a registered holder and submit a validly executed WHITE proxy card but vote “FOR” more than three (3) nominees, all of your votes with respect to the election of directors will be invalid and will not be counted.

If you are a beneficial holder and properly mark, sign, and return your WHITE voting instruction form or complete your voting instruction form via Internet, your shares will be voted as you direct your bank or broker. However, if you sign and return your WHITE voting instruction form but do not specify how you want your shares voted with respect to the Election of Directors, then your shares may be voted in line with the Board’s recommendation with respect to the proposal, i.e., “FOR” the three (3) nominees proposed by your Board and named in this proxy statement, depending on the bank or broker through which you hold your shares, as set forth under “Proposal One: Election of Directors,” FOR the advisory vote on executive compensation, and FOR the ratification of the appointment of the independent registered public accountants. The Board strongly urges you to mark your WHITE voting instruction form in accordance with the Board’s recommendations. You are permitted to vote for fewer than three (3) nominees. If you vote for fewer than three (3) nominees, your shares will only be voted “FOR” with respect to those nominees you have so marked. If you are a beneficial holder and submit a validly executed WHITE voting instruction form but vote “FOR” more than three (3) nominees, all of your votes with respect to the election of directors will be invalid and will not be counted.

Revocation of Proxies

You may revoke your proxy and change your vote at any time before the close of balloting at the Annual Meeting by submitting a written notice to the Corporate Secretary, by submitting a later dated and properly executed proxy card (including by means of an Internet vote) or by voting at the virtual Annual Meeting.

If you have already voted using a GREEN proxy card sent to you by the Stilwell Group, you have every right to change your vote and we strongly urge you to revoke that proxy by using the WHITE proxy card to vote in favor of ONLY the three (3) nominees recommended by your Board (James R. Dingman, John R. Klockau, and Gerald J. Pepping) by mail or via the Internet. Only the latest validly executed proxy that you submit will be counted – any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

Plan Participants

If you participate in the ICC Holdings, Inc. Employee Stock Ownership Plan, you may give voting instructions for the number of shares of common stock you hold in the plan as of the Record Date. You may provide voting instructions to the trustee by completing and returning a WHITE voting instruction form if you received one. The trustee will vote your shares in accordance with your duly executed instructions received by June 13, 2024. If you do not send instructions, the trustee will vote your shares in accordance with the recommendation of the Board of Directors. You may revoke previously given voting instructions by June 13, 2024, by submitting to the trustee a properly completed and signed WHITE voting instruction form bearing a later date. Your voting instructions will be kept confidential by the trustee.

Because of the expected contested nature of the solicitation, it is very important that you direct the trustee how to vote your plan shares. Your Board does not endorse the Stilwell Group Nominee and unanimously recommends that you use the WHITE voting instruction form to direct your trustee to vote your shares “FOR” ONLY the election of the three (3) nominees recommended by your Board (James R. Dingman, John R. Klockau, and Gerald J. Pepping). The Board strongly urges you NOT to vote using any GREEN voting instruction form that may be sent to you by the Stilwell Group and strongly urges you not to support the election of the Stilwell Group Nominee.

ICC Holdings, Inc. 2024 Proxy Statement

Results of Voting

Given that we expect the Annual Meeting to be a contested meeting, we will not be announcing preliminary results of the voting at the Annual Meeting. We will publicly disclose preliminary results of voting at the Annual Meeting based on the preliminary report of the Independent Inspector of Elections on a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting, and final results as certified by the Independent Inspector of Elections as soon as practicable thereafter.

Additional Information

Directors are elected by a plurality of votes cast. We believe this is in the best interest of our shareholders. With respect to the election of directors, shareholders may vote in favor of all nominees, or withhold their votes as to all nominees, or withhold their votes as to specific nominees. Votes withheld and broker non-votes are deemed present at the meeting and thus will be counted for quorum purposes. Votes withheld from a particular nominee and broker non-votes will not constitute or be counted as votes cast for such nominee. The Dodd-Frank Act requires public companies to provide shareholders the opportunity to cast an advisory vote on the company’s executive compensation program for named executive officers. The vote is non-binding, but it gives shareholders an opportunity to voice any concerns about a company’s executive compensation program. ICC Holding’s Board Compensation Committee will take the vote into consideration when it conducts its annual review of the program.

The outcome of the votes to ratify the selection of Plante Moran, PLLC as the Company’s independent registered public accounting firm for the current fiscal year (“Proposal Three”) requires the favorable vote of a majority of the votes cast on those matters. With respect to Proposal Three, shareholders may vote “For,” “Against,” or “Abstain.” Abstentions are deemed present at the meeting, and thus will be counted for quorum purposes, but will not constitute or be counted as votes cast and will not affect the outcome on Proposal Three.

Brokers who hold shares for the accounts of their clients in “street name” may vote such shares either as directed by their clients or at their own discretion if permitted by the rules of the New York Stock Exchange and other organizations of which they are members. If an executed proxy is returned by a broker on behalf of its client that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters (a “broker non-vote”), such shares will be considered present at the Annual Meeting for purposes of determining a quorum but are not considered entitled to vote on that matter. If you hold your shares “in street name” through a broker and you do not instruct your broker how to vote, your broker will have discretion to vote your shares on routine matters. Because the Stilwell Group provided proxy materials to stockholders who hold their shares in “street name.” We believe Proposal 3, relating to the selection of the independent auditor, included in this Proxy Statement will be deemed a non-routine matter, and therefore brokers, banks, and other nominees will not have discretionary authority to vote your shares on such matter. If, however, the Stilwell Group does not provide proxy materials to stockholders who hold their shares in “street name,” then Proposal 3 would be considered a routine matter, and your broker, bank, or other nominee would be able to vote on those matters if you do not provide them with specific voting instructions. However, in that event, it is possible that a broker may choose not to exercise discretionary authority with respect to Proposal 3. In that case, if you do not instruct your broker how to vote with respect to Proposal 3, your broker may not vote with respect to such proposal.

Your broker will not, however, have discretion to vote on non-routine matters absent direction from you. Among other matters, brokers are not entitled to use their discretion to vote uninstructed proxies in director elections. As a result, your broker will not be able to vote your shares on Proposals 1 or 2 without your direction. Therefore, it is important that you provide your broker with voting instructions on all proposals. If your shares are held by your broker “in street name,” you will receive a voting instruction form from your broker or the broker’s agent asking you how your shares should be voted. Please complete the WHITE form and return it as instructed by the broker or agent. You may not vote shares held in “street name” at the Annual Meeting unless you obtain a legal proxy from your broker or holder of record.

Virtual Shareholder Meeting

Shareholders as of the record date may attend, vote, and submit questions virtually at our Annual Meeting by logging in to www.viewproxy.com/ICCH/2024 to register and receive instructions on how to attend the Annual Meeting. To log in, shareholders (or their authorized representatives) will need the control number provided on their WHITE proxy card, WHITE voting instruction form, or this notice. If you are not a shareholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to participate.

At our virtual Annual Meeting, shareholders will be able to attend, vote, and submit questions virtually. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in these proxy materials. Additional information can also be found at www.viewproxy.com/ICCH/2024.

ICC Holdings, Inc. 2024 Proxy Statement

Shareholders of record at the close of business on April 16, 2024, the Record Date, shall be entitled to vote at the 2024 Annual Meeting. As of the record date, the Company had 3,142,143 shares of Common Stock outstanding and entitled to vote. Common share ownership entitles the holder to one vote per share upon each matter to be voted at the 2024 Annual Meeting.

COST OF PROXY SOLICITATION

The solicitation of proxies is being made by the Company, and the Company will bear the cost of solicitation. In addition to the use of mail, proxies may be solicited in person, by telephone, or other electronic means, by directors, officers, or employees of the Company. ICCH has retained Alliance Advisors, a proxy solicitation firm, to assist ICCH with the solicitation of proxies. Under our agreement with Alliance Advisors, Alliance Advisors will receive a fee of up to $130,000 plus the reimbursement of reasonable expenses. Alliance Advisors expects that approximately twenty (20) of its employees will assist in ICCH’s solicitation of proxies. In addition, officers, directors, and certain other regular employees of ICHH named herein may solicit proxies as part of their duties in the normal course of their employment without any additional compensation. In accordance with the regulations of the SEC and the NASDAQ Stock Market LLC (“NASDAQ”), the Company will reimburse banks, brokerage firms, investment advisors and other custodians, nominees, fiduciaries, and service bureaus for their reasonable out-of-pocket expenses for forwarding soliciting material to beneficial owners of the Company’s common stock and obtaining their proxies or voting instructions.

The expense incurred by the Company to date in furtherance of, or in connection with, the solicitation is approximately $125,000. The Company anticipates that its total expenditures will be approximately $200,000. The actual amount could be higher or lower depending on the facts and circumstances arising in connection with this solicitation.

ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT TO SHAREHOLDERS

This Notice of Annual Meeting of Shareholders and Proxy Statement and the Company’s 2023 Annual Report on Form 10-K are available on the Company’s website at http://ir.iccholdingsinc.com and at www.viewproxy.com/ICCH/2024.

ICC Holdings, Inc. 2024 Proxy Statement

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

PRINCIPAL SHAREHOLDERS

Based on filings made under Section 13(d) and Section 13(g) of the Securities Exchange Act of 1934 (the “Exchange Act”), as of April 16, 2024, the only persons known by us to be beneficial owners of five percent or more of the outstanding shares of our common stock were as follows:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Outstanding Common Stock
R. Kevin Clinton(1)	452,459	14.41%
6410 Oakencliffe Lane East Lansing, Michigan 48823

ICC Holdings, Inc. Employee Stock Ownership Plan(2)	350,000	11.15%
225 20th Street Rock Island, Illinois 61201

Mr. Joseph Stillwell(3)	304,937	9.71%
200 Calle del Santo Cristo San Juan, Puerto Rico 00901

Tuscarora Wayne Insurance Company	200,000	6.37%
41908 Route 6 PO Box 4 Wyalusing, Pennsylvania 18853-0007

Rock Island Investors, LLC(4)	196,108	6.25%
c/o Domain Capital Advisors, LLC 1230 Peachtree Street NE, Suite 3500 Atlanta, Georgia 30309

James D. Von Maur 6565 Brady Street Davenport, IA 52806	183,641	5.85%

(1)

Includes R. Kevin Clinton Irrevocable Trust for Avery Anne Clinton u/a/d December 13, 2012, R. Kevin Clinton Irrevocable Trust for Connor Richard Clinton u/a/d December 13, 2012, R. Kevin Clinton Irrevocable Trust for Colleen Casey Clinton u/a/d December 13, 2012, R. Kevin Clinton Irrevocable Trust for Ryan Kevin Clinton u/a/d December 13, 2012, Marilyn J. Clinton Trust Agreement Dated August 29, 2001, and R. Kevin Clinton, IRA. This information is derived from its amendment No. 1 to Schedule 13D/A filed with the SEC on September 12, 2018.

(2)

The Company’s Employee Stock Ownership Plan (ESOP) held 162,501 shares which have been allocated to participants of the plan. The ESOP has no sole voting or sole dispositive power with respect to the allocated shares. Each ESOP participant or beneficiary may direct the ESOP as to the manner in which the shares allocated to each participant under the ESOP are to be voted. The ESOP has sole voting power with respect to all unallocated shares (187,498.4147). With respect to allocated shares for which no votes are received, the ESOP will vote such shares in proportion to the votes cast on behalf of allocated shares for which votes are received. This information is derived from its Amendment No. 6 to Schedule 13G/A filed with the SEC on February 8, 2024.

(3)

Includes Stilwell Activist Investments, L.P. (“Stilwell Activist Investments”), Stilwell Activist Fund, L.P. (“Stilwell Activist Fund”), Stilwell Value Partners VII, L.P. (“Stilwell Value Partners VII”), Stilwell Partners, L.P. (“Stilwell Partners”), Stilwell Value LLC, the general partner of Stilwell Activist Investments, Stilwell Activist Fund, Stilwell Value Partners VII and Stilwell Partners. Mr. Stilwell is the managing member and sole owner of Stilwell Value LLC. This information is derived from the Schedule 14A filed on March 18, 2024. The address of each of the other entities (other than Mr. Stilwell) is 111 Broadway, 12th Floor, New York, New York 10006.

(4)

Includes Domain Capital Advisors, LLC, Domain Capital Group, LLC, Leardo Asset Management, LLC, and Patrick R. Leardo. This information is derived from its Amendment No. 4 to Schedule 13G/A filed with the SEC on February 7, 2024. The address of each of Leardo Asset Management, LLC and Mr. Leardo is 772 Dream Island Road, Longboat Key, Florida 34228.

(5)

Includes James D. von Maur as Custodian for (i) Ana von Maur Uniform Transfers to Minors Account, (ii) James D. von Maur, Jr. Uniform Transfer to Minors Account, and (iii) Otto von Maur Uniform Transfers to Minors Account. This information is derived from his Amendment No. 2 to Schedule 13G/A filed on April 10, 2020

ICC Holdings, Inc. 2024 Proxy Statement

DIRECTORS AND OFFICERS

The following is preliminary information regarding beneficial ownership of the Company’s Common Stock by each director nominee, named executive officer (whose compensation is disclosed in this Proxy Statement), continuing directors, and other executive officers of the Company, including as a group, as of April 16, 2024.

Name of Individual or	Number of Shares	Percent of Outstanding
Number of Persons in Group	Beneficially Owned(12)	Common Stock(12)
Howard Beck(1)	38,388	1.2%
R. Kevin Clinton(2)	452,459	14.4%
James Dingman(3)	10,000	*
Joel Heriford	—	*
John Klockau(4)	108,000	3.4%
Gerald Pepping(5)	10,000	*
Daniel Portes	5,000	*
Norman Schmeichel(6)	18,980	*
Christine Schmitt	15,000	*
Mark Schwab(7)	20,000	*
Michael Smith(8)	56,844	1.7%
Kathleen Springer(9)	13,338	*
Julia Suiter(10)	13,569	*
Arron Sutherland(11)	78,049	2.4%
All Directors and Executive Officers as a Group (14 persons)	839,627	26.4%

*Less than 1% of Class.

(1)

Includes (a) 16,000 shares held in Mr. Beck’s 401(k) plan, (b) 9,900 shares held in his IRA, (c) 5,430 shares held in his ESOP account, (d) 125 shares owned through his deceased spouse’s trust, and (e) 6,933 shares directly owned. Excludes 1,266 unvested restricted stock units.

(2)	See footnote (1) to the Principal Shareholders table on previous page.

(3)	Includes 10,000 shares held in joint tenancy.

(4)	Includes 108,000 shares held in a trust.

(5)	Includes 10,000 shares held in a trust.

(6)	Includes (a) 7,500 shares held in Mr. Schmeichel’s 401(k) plan, (b) 6,142 shares held in his ESOP account, and (c) 5,388 shares directly owned. Excludes 4,900 unvested restricted stock units.

(7)	Includes 20,000 shares held in a trust.

(8)

Includes (a) 15,453 shares held in Mr. Smith’s 401(k) plan, (b) 27,280 shares held in his IRA, (c) 5,980 shares held in his ESOP account, and (d) 8,131 shares directly owned. Excludes 5,000 unvested restricted stock units.

(9)	Includes (a) 3,000 shares held in Ms. Springer’s 401(k) plan, (b) 4,867 shares held in her ESOP account, and (c) 5,471 shares directly owned. Excludes 4,400 unvested restricted stock units.

(10)	Includes (a) 2,500 shares held in Ms. Suiter’s 401(k) plan, (b) 5,331 shares held in her ESOP account, and (c) 5,738 shares directly owned. Excludes 4,566 restricted stock units.

(11)

Includes (a) 47,798 shares held in Mr. Sutherland’s 401(k) plan, (b) 150 shares beneficially owned by his minor children, (c) 3,400 shares held in his spouse’s IRA, (d) 7,256 shares held in his ESOP account, and (e) 19,445 shares directly owned. Excludes 14,001 unvested restricted stock units.

(12)

Beneficial ownership has been determined in accordance with Rule 13d-3 under Exchange Act, thereby including, with respect to each individual identified therein, or restricted stock units that vest within 60 days of the record date of April 16, 2024. The numbers of shares reflected in this table have been rounded to the nearest whole number.

The information with respect to beneficial ownership of Common Stock of the Company is based on information furnished to the Company by each individual included in the table.

ICC Holdings, Inc. 2024 Proxy Statement

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers, and beneficial owners of more than 10 percent of the Common Stock of the Company to file reports of ownership and changes in ownership with the SEC and NASDAQ. Copies of these reports must also be furnished to the Company. Based solely on its review of the copies of such reports received by it, and/or written representations from certain reporting persons, the Company believes that during the year ended December 31, 2023, the reporting persons have complied with all filing requirements of Section 16(a).

ICC Holdings, Inc. 2024 Proxy Statement

PROPOSAL ONE: ELECTION OF DIRECTORS

GENERAL

At this year’s Annual Meeting, three (3) Class I directors are to be elected. Unless otherwise instructed, the shares represented by a signed proxy card will be voted for the election of the three nominees named below. The nominees for election as Class I directors who receive the highest number of votes cast, in person or by proxy, at the meeting will be elected as Class I directors.

STAGGERED BOARD

Our articles of incorporation and bylaws provide for a classified Board of Directors consisting of three classes of directors, each serving staggered three-year terms. Our directors are divided among the three classes as follows:

●	Class I directors, whose term will expire at the Annual Meeting of Shareholders to be held in fiscal year 2024, consists of Messrs. Dingman, Klockau, and Pepping;

●	Class II directors, whose term will expire at the Annual Meeting of Shareholders to be held in fiscal year 2025, consists of Messrs. Clinton, Sutherland, and Ms. Schmitt; and

●	Class III directors, whose term will expire at the Annual Meeting of Shareholders to be held in fiscal year 2026, consists of Messrs. Heriford, Portes, and Schwab.

Directors in a particular class will be elected for three-year terms at the Annual Meeting of Shareholders in the year in which their terms expire. As a result, only one class of directors will be elected at each annual meeting of our shareholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term continues until the election and qualification of their successor, or their earlier death, resignation, or removal.

NOMINEES

Messrs. Dingman, Klockau, and Pepping are standing for election. Each is nominated to serve for a three-year term expiring in 2027, or until their successor has been duly appointed.

As described previously, the Stilwell Group has notified the Company of its intent to nominate Joseph D. Stilwell (the “Stilwell Group Nominee”) for election as a Class I director at the Annual Meeting in opposition to the nominees recommended by your Board. As a result, assuming the Stilwell Group Nominee is in fact proposed for election at the Annual Meeting and such nomination has not been withdrawn by the Stilwell Group, directors will be elected on a plurality basis. This means that the three (3) director nominees receiving the greatest number of votes cast “FOR” their election will be elected. “WITHHOLD” votes and any broker non-votes (as described under “Voting — Additional Information”) will be counted for purposes of determining if there is a quorum at the Annual Meeting for this vote but will not be counted as votes cast and will result in the applicable nominee(s) receiving fewer votes cast “FOR” such nominee(s).

After careful consideration, the Board does not endorse the election of the Stilwell Group Nominee. In the Board’s view, the Stilwell Group Nominee does not possess experience and expertise that would be additive as a director, especially as compared to the Board’s recommended director candidates. The Board therefore believes that the election of the Stilwell Group Nominee would not be in the best interests of all shareholders.

Your Board does not endorse the Stilwell Group Nominee and unanimously recommends that you use the WHITE proxy card to vote “FOR” ONLY the election of the three (3) nominees proposed by your Board of Directors (James R. Dingman, John R. Klockau, and Gerald J. Pepping). The Board strongly urges you to discard and NOT to vote using any GREEN proxy card that may be sent to you by the Stilwell Group. If you have already voted using a GREEN proxy card sent to you by the Stilwell Group, you have every right to change your vote and we strongly urge you to revoke that proxy by using the WHITE proxy card to vote in favor of ONLY the three (3) nominees recommended by your Board — by Internet or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. Only the latest validly executed proxy that you submit will be counted — any proxy may be revoked at any time prior to its exercise at the Annual Meeting. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Alliance Advisors, LLC, toll-free at +1 (888) 991-1293. The proxy solicitor can also be reached at icch@allianceadvisors.com.

ICC Holdings, Inc. 2024 Proxy Statement

In the event that the Stilwell Group withdraws the Stilwell Group Nominee, abandons its solicitation, or fails to comply with the universal proxy rules after a shareholder has already granted proxy authority, shareholders can still sign and date a later submitted WHITE proxy card.

In the event that Stilwell Group withdraws the Stilwell Group Nominee, abandons its solicitation, or fails to comply with the universal proxy rules, any votes cast in favor of the Stilwell Group Nominee will be disregarded and not be counted, whether such vote is provided on the Company’s WHITE proxy card or the Stilwell Group’s GREEN proxy card.

Although the Company is required to include all nominees for election on its proxy card, for additional information regarding the Stilwell Group Nominee and any other related information, please refer to the Stilwell Group’s proxy statement. You may receive solicitation materials from the Stilwell Group, including proxy statements and GREEN proxy cards. The Company is not responsible for the accuracy or completeness of any information provided by or relating to the Stilwell Group, the Stilwell Group Nominee or information contained in solicitation materials filed or disseminated by or on behalf of the Stilwell Group or any other statements the Stilwell Group may make. Shareholders will be able to obtain, free of charge, copies of all proxy statements, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the applicable party with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov).

If you are a registered holder and submit a validly executed WHITE proxy card but do not specify how you want to vote your shares with respect to the election of directors, then your shares will be voted in line with the Board’s recommendation with respect to the proposal, i.e., “FOR” the three (3) Class I director nominees proposed by your Board and named in this proxy statement. You are permitted to vote for fewer than three (3) nominees. If you vote for fewer than three (3) nominees, your shares will only be voted “FOR” with respect to those nominees you have so marked. However, if you are a registered holder and submit a validly executed WHITE proxy card but vote “FOR” more than three (3) nominees, all of your votes with respect to the election of directors will be invalid and will not be counted. It is therefore important that you do not vote ”FOR” more than three (3) nominees so that your vote with respect to this item is counted.

If you are a beneficial holder and properly mark, sign, and return your WHITE voting instruction form or use your WHITE voting instruction form or notice to vote via Internet, your shares will be voted as you direct your bank or broker. However, if you sign and return your WHITE voting instruction form but do not specify how you want your shares voted with respect to the election of directors, they will be voted in line with the Board’s recommendation with respect to the proposal, i.e., “FOR” the three (3) nominees proposed by your Board and named in this proxy statement, depending on the bank or broker through which you hold your shares. You are permitted to vote for fewer than three (3) nominees. If you vote for fewer than three (3) nominees, your shares will only be voted “FOR” with respect to those nominees you have so marked. If you are a beneficial holder and you vote “FOR” more than three (3) nominees on your WHITE voting instruction form, all of your votes with respect to the election of directors will be invalid and will not be counted. It is therefore important that you provide specific instructions to your broker or bank regarding the election of Directors so that your vote with respect to this item is counted.

Each nominee of the Board of Directors has consented to serve if elected. If any such nominee becomes unavailable to serve as a director before the Annual Meeting, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. At this time, the Board knows of no reason why any of the Board’s nominees would not be able to serve as a director if elected.

The Board of Directors recommends that the shareholders vote “FOR” election of all three nominees listed above; Messrs. Dingman, Klockau, and Pepping.

ICC Holdings, Inc. 2024 Proxy Statement

DIRECTOR INFORMATION

Board Diversity

Board Qualifications

The Nominating and Governance Committee conducts an annual assessment of the composition of the Board and its committees. The Committee reviews the appropriate skills and characteristics required of Board members with a view toward establishing diversity of backgrounds in areas of core competencies including experience in the following: business development, insurance industry, executive management, operations, technology, compensation, law, and finance. In 2023, the Board invited an external Cyber Security expert to present to the Board, provide a deeper understanding of their responsibility and culpability as relates cyber risk, and assess our CIO and Company’s preparedness.

ICC Holdings, Inc. 2024 Proxy Statement

Our primary business is the Property and Casualty Industry. In addition to insurance specific knowledge, the legal, financial, and investment expertise of our Board members is important for continued long-term success.

The biographical profiles on the following pages contain certain information with respect to the Board of Directors.

ICC Holdings, Inc. 2024 Proxy Statement

DIRECTOR NOMINEES FOR ELECTION – CLASS I DIRECTORS

Committees Audit Executive Investment (Chair)	James R. Dingman, age 70, Director since 2009
Areas of Expertise:
	● Audit	● Executive Leadership	● Financial Reporting
	● M&A	● Risk Management	● Investment Management
● Strategic Planning

Profession: Mr. Dingman was President and CEO of BankORION, an independent community bank with seven offices and approximately $650 million in assets, from 1987 to 2017. His responsibilities as CEO included management of the bank’s investment portfolio.

Other Boards: Mr. Dingman was Board Chair of BankORION and its holding company, Orion Bancorporation, Inc. until March 2024. He has served in a Board capacity for the Community Bankers Association of Illinois and several Catholic organizations.

Qualification: The Board believes that Mr. Dingman is qualified to serve because his investment management experience is highly relevant to his role as Chair of the Board’s Investment Committee. The Board additionally believes that Mr. Dingman is well-suited to oversee management as a result of his prior experience as CEO of a bank that is of comparable size to ICC.

Committees Executive Investment	John R. Klockau, age 72, Director since 2004
Areas of Expertise:
	● Reinsurance	● Strategic Planning	● Executive Leadership
	● Risk Management	● Insurance Claims	● Succession Planning

Profession: Mr. Klockau was President of Illinois Casualty Company from 1989 to 2009, during which he gained recognition as an expert in the investigation, negotiation, and settlement of dram shop claims. He serves the Company as an independent claim consultant and Chair of the Reinsurance Committee.

Other Boards: Mr. Klockau has participated in multiple succession planning processes as part of his service on the Board of Rockford Mutual Insurance Company; he is active in various community organizations.

Qualification: The Board believes that Mr. Klockau is qualified to serve because of his background in claims handling and his contribution to the Board’s continuity.

Committees Executive (Chair) Investment	Gerald J. Pepping, age 65, Director since 2007
Areas of Expertise:
	● Accounting / Audit (CPA)	● Litigation	● Investment Management
	● Real Estate Law	● Tax Law	● Transactions

Profession: Mr. Pepping has been Of Counsel with Pepping, Balk, Kincaid & Olson, Ltd. since January 2024; he was Partner from 1989 to December 2023. He is a member of multiple Bar Associations and holds licenses to practice law in Illinois, Iowa, the U.S. District Court Central District of IL, the U.S. Seventh Court of Appeals, and the U.S. Tax Court. Mr. Pepping is also a member of the Iowa Society of CPAs.

Qualification: The Board believes that Mr. Pepping is qualified to serve because of his legal experience and demonstrated ability to lead the Board to address identified priorities.

ICC Holdings, Inc. 2024 Proxy Statement

CLASS II DIRECTORS (TERMS EXPIRE IN 2025)

Committees Audit Enterprise Risk Management	R. Kevin Clinton, age 69, Director since 2017
Areas of Expertise:
	● Actuarial Science	● Financial Planning & Analysis	● Executive Leadership
	● Demutualization	● Insurance Regulation	● Municipal Finance

Profession: Mr. Clinton was Executive Director of the Michigan Catastrophic Claims Association from May 2017 to the end of 2023. His prior roles include Director, Actuarial Science Program at Michigan State University (2015 to 2017), Michigan State Treasurer (2013 to 2015), Michigan Insurance Commissioner (2011 to 2013), and CEO of American Physicians Capital, Inc. (f/k/a NASDAQ: ACAP) (2004 until its sale in 2010).

Qualification: The Board believes that Mr. Clinton is qualified because of his expertise in insurance regulation and executive leadership.

Committees Audit (Chair) Compensation/Succession Nominating/Governance	Christine C. Schmitt, age 67, Director since 2015
Areas of Expertise:
	● Audit (CPA)	● Financial Reporting	● Financial Planning & Analysis
	● Risk Management	● Strategic Alternatives

Profession: Ms. Schmitt has been EVP and CFO of Merchants Insurance Group since 2018. Her prior roles include CFO, Insurance Operations at AmTrust North America (2016 to 2018), Treasurer at Fidelity & Guaranty Life Insurance Co. (2012 to 2016), CFO at FinCor Holdings (2008 to 2010), CFO at MEEMIC Insurance Co. (1993 to 2007), and Audit Manager at PricewaterhouseCoopers LLP (1979 to 1992).

Other Boards: Ms. Schmitt was Chair of the Audit Committee of Michigan Millers Mutual Insurance Company (2011 to 2015).

Qualification: The Board believes that Ms. Schmitt is qualified to serve because of her current and past leadership and audit experience (which is relevant to her role as Chair of the Audit Committee).

Committees Enterprise Risk Management Executive Investment	Arron K. Sutherland, age 55, Director since 2007
Areas of Expertise:
	● Audit (CPA)	● Actuarial Pricing & Reserving	● Executive Leadership
	● Insurance (CPCU)	● Financial Planning & Analysis	● Strategic Planning

Profession: Mr. Sutherland has been CEO of the Company since 2010. His prior roles include CFO at Illinois Casualty Company (2006 to 2010) and Assistant Controller at Frankenmuth Financial Group (1996 to 2006).

Other Boards: Mr. Sutherland is an active member of several community boards and organizations, including the Quad Cities Chamber’s Finance Committee and the Rock Island Development Alliance (Chair).

Qualification: The Board believes that Mr. Sutherland is qualified to serve because of his insurance industry experience and leadership of the Company.

ICC Holdings, Inc. 2024 Proxy Statement

CLASS III DIRECTORS (TERMS EXPIRE IN 2026)

Committees Audit Compensation/Succession	Joel K. Heriford, age 67, Director since 2004
Areas of Expertise:
	● Succession Planning	● Tax Planning	● M&A, Corporate & Tax Law
	● Audit (inactive CPA)	● Corporate Governance

Profession: Mr. Heriford is a Partner with Burch & Cracchiolo, P.A. in the Corporate Practice Group and the Estate Planning and Probate Practice Group based in Phoenix, Arizona. He practiced law with Stanley, Lande & Hunter P.C. in Davenport, Iowa (2000 to 2006), and Wessels, Stojan & Stephens, P.C., in Rock Island, Illinois (1991 to 1999), Burch & Cracchiolo, P.A. (1985-1991).

Qualification: The Board believes that Mr. Heriford is qualified to serve because of his experience and expertise in legal, tax, and corporate governance matters.

Committees Compensation/Succession (Chair) Enterprise Risk Management Nominating/Governance (Chair)	Daniel H. Portes, age 70, Director since 2010
Areas of Expertise:
	● Compensation	● Succession Planning
	● Executive Leadership	● Organizational Development

Profession: Mr. Portes was founder and Chair of Management Resources Group (MRG) (1989 to 2024), an executive retained search, coaching, outplacement, and HR consulting firm. He possesses over 40 years of management experience.

Other Boards: Mr. Portes is an active member of several community boards and organizations. He previously served on the Scott County, IA Planning and Zoning Commission, the Scott County Compensation Board, and was Chair of the Iowa Quad Cities Chamber.

Qualification: The Board believes that Mr. Portes is qualified to serve because of his expertise in human resources matters and executive leadership experience.

Committees Compensation/Succession Enterprise Risk Management (Chair) Nominating/Governance	Mark J. Schwab, age 74, Director since 2008
Areas of Expertise:
	● Insurance (CPCU, ARM)	● Risk Management
	● Strategic Planning	● Compensation

Profession: Mr. Schwab was Area President of Gallagher Insurance for the Davenport, Iowa division (2011 to 2014) during a 37-year career as a Commercial Property and Casualty Agent. Prior to 2011 he was Principal and President of Trissel Graham & Toole, an insurance agency that was acquired by Gallager in 2011. He is a member of ICC’s Reinsurance Committee.

Other Boards: Mr. Schwab was President of the Quad City Chapter of CPCU (1993 to 1994) and served on the boards of the Quad Cities Claims Association and Quad Cities Insurance Education Council.

Qualification: The Board believes that Mr. Schwab is qualified to serve because of his insurance industry expertise, professional experience, and past leadership.

ICC Holdings, Inc. 2024 Proxy Statement

CORPORATE GOVERNANCE AND BOARD MATTERS

CORPORATE GOVERNANCE PRINCIPLES

The Company is committed to sound corporate governance principles designed to ensure that the Board exercises reasonable business judgment in discharging its obligations to the Company and its shareholders. Corporate governance practices also help to ensure that full and transparent disclosures are made to the Company’s shareholders and the SEC.

DIRECTOR INDEPENDENCE

The Board is required to affirmatively determine the independence of each director and to disclose such determination in the proxy statement for each Annual Meeting of Shareholders of the Company. In order to determine which of our directors are independent, we utilize the standards for independence established under the NASDAQ listing standards. Under these standards, an independent director is a person other than an Executive Officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons will not be considered independent:

●	a director who is, or at any time during the past three years was, employed by the Company;

●

a director who accepted or who has a spouse, parent, child, or sibling, whether by blood, marriage, or adoption, or any other person who resides in his home, hereinafter referred to as a “Family Member”, who accepted any compensation from us in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence (other than compensation for board or board committee service; compensation paid to a Family Member who is an employee (other than an executive officer) of the Company; or benefits under a tax-qualified retirement plan, or non-discretionary compensation);

●	a director who is a Family Member of an individual who is, or at any time during the past three years was, employed by us as an Executive Officer;

●

a director who is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which we made, or from which we received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more (excluding payments arising solely from investments in our securities; or payments under non-discretionary charitable contribution matching programs);

●

a director who is, or has a Family Member who is, employed as an Executive Officer of another entity where at any time during the past three (3) years any of our Executive Officers served on the compensation committee of such other entity; or

●

a director who is, or has a Family Member who is, a current partner of our outside auditor, or was a partner or employee of the Company’s outside auditor who worked on our audit at any time during any of the past three (3) years.

Under these criteria, all directors except Arron K. Sutherland, who is the Company’s President and CEO, are independent. Only independent directors serve on the Company’s Audit Committee, Nominating and Governance Committee, and Compensation Committee.

ICC Holdings, Inc. 2024 Proxy Statement

BOARD INDEPENDENCE STATUS

The following table identifies the independence status of our directors as of December 31, 2023:

Director	Independent	Management
R. Kevin Clinton	X
James R. Dingman	X
Joel K. Heriford	X
John R. Klockau	X
Gerald J. Pepping	X
Daniel H. Portes	X
Christine C. Schmitt	X
Mark J. Schwab	X
Arron K. Sutherland		X

DIRECTOR NOMINATION POLICY

The Nominating and Governance Committee of the Company considers director candidates based upon a number of qualifications, qualities, skills, and expertise required to be a director. The Committee is committed to giving focused thought to diversity, equity, and inclusion when considering qualified candidates in its deliberations and election of future board members.

The Nominating and Corporate Governance Committee will consider qualified director candidates as properly nominated by shareholders as further set forth under SHAREHOLDER PROPOSALS on page 41. In addition, the Nominating and Governance Committee will consider shareholder recommendations for director candidates, but the Nominating and Governance Committee has no obligation to recommend such candidates. Assuming that appropriate biographical and background material (including qualifications) is provided for candidates recommended by shareholders, the Nominating and Governance Committee will evaluate those candidates by following substantially the same process and applying substantially the same criteria as for candidates recommended by other sources.

CODE OF CONDUCT

The Company has adopted a Code of Conduct, which is designed to help directors, officers, and employees maintain ethical behavior and resolve ethical issues in an increasingly complex global business environment. The Code of Conduct applies to all directors, officers, and employees, including the Chief Executive Officer, the Chief Financial Officer, the Chief Legal Officer, Chief Human Resources Officer, and any other employee with any responsibility for the preparation and filing of documents with the SEC. The Code of Conduct covers topics including, but not limited to, ethical behavior, conflicts of interest, corporate opportunities, confidentiality of information, and compliance with laws and regulations. A copy of our Code of Conduct is available at the Company’s website under the Governance section at https://ir.iccholdingsinc.com. Any amendments to the Code of Conduct will be posted on the website, and any waiver that applies to a director or executive officer will be disclosed in accordance with the rules of the SEC and NASDAQ.

SHAREHOLDER AND INTERESTED PARTIES COMMUNICATIONS

Any shareholder may communicate directly with the Board of Directors, or with any one or more individual members of the Board. A shareholder wishing to do so should address the communication to “Board of Directors” or to one or more individual members of the Board and submit the communication to the Company at the address of the Company noted on the first page of this Notice of Meeting and Proxy Statement. All such communications received by the Company and addressed to the Board of Directors will be forwarded to the Chair of the Board, or to the individual member or members of the Board, if addressed to them.

All of these communications will be reviewed by our Corporate Secretary to filter out communications that are not appropriate; such as spam or communications offering to buy or sell products or services. The Secretary will forward all remaining communications to the appropriate directors.

ICC Holdings, Inc. 2024 Proxy Statement

COMPANY POLICY ON RELATED PARTY TRANSACTIONS

The Company recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof), and therefore the Audit Committee will review and approve all related party transactions and transactions raising potential conflicts of interest.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Kevin Clinton is a director of the Company and owns more than 10% of the Company’s outstanding shares of common stock.

COMMITTEES OF THE BOARD OF DIRECTORS

The ICC Holdings, Inc. Board has six standing committees: Audit, Compensation and Succession, Enterprise Risk Management, Executive, Investment, and Nominating and Governance. The Audit, Nominating and Governance, and Compensation and Succession Committees are composed solely of independent directors in compliance with the Company’s requirements and the NASDAQ Listing Standards. The Nominating and Governance Committee annually evaluates both Committee members and Committee Chairs and rotates directors, as necessary. In their discretion, the Chair of the Board may attend any or all Committee meetings. All committees meet at least quarterly and also hold informal discussions from time to time. Charters for the Audit, Investment, Nominating and Governance, and Compensation and Succession Committees are available on the Company’s website under the Governance section at https://ir.iccholdingsinc.com.

AUDIT COMMITTEE

The Company’s Audit Committee, composed exclusively of independent directors, met ten times in 2023 to consider various audit and financial reporting matters, including the Company’s outside audit firm relationship and to discuss the planning of the Company’s annual outside audit and its results. The committee also:

●	monitored the Company’s management of its exposures to risk of financial loss;

●	reviewed the adequacy of the Company’s internal controls;

●	reviewed the extent and scope of audit coverage;

●	reviewed quarterly financial results;

●	received quarterly Ethics Committee and legal and regulatory updates;

●	monitored selected financial reports;

●	assessed the auditors’ performance; and

●	selected the Company’s independent registered public accounting firm.

The Audit Committee is responsible for approving every engagement of Plante Moran, PLLC, to perform audit or non-audit services on behalf of the Company or any of its subsidiaries before Plante Moran, PLLC is engaged to provide those services, with the Chair of the Audit Committee being authorized to pre-approve non-audit services and then reporting those services to the full Audit Committee, as described in the Audit Committee Report. The Audit Committee evaluates the effects that the provision of non-audit services may have on the Company’s independent registered public accounting firm’s independence with respect to the audit of our financial statements. The Audit Committee meets in executive session with the independent registered public accounting firm periodically.

The Audit Committee consists of Ms. Schmitt (Committee Chair) and Messrs. Clinton, Dingman, and Heriford. In addition, our Board of Directors has determined that Ms. Schmitt is an audit committee financial expert within the meaning of SEC regulations. The Audit Committee Report is set forth later in this proxy statement.

ICC Holdings, Inc. 2024 Proxy Statement

COMPENSATION AND SUCCESSION COMMITTEE

The Company’s Compensation and Succession Committee, composed exclusively of independent directors, met five times in 2023. The Compensation Committee meets to accomplish the following:

●

review and approve the corporate goals and objectives applicable to the compensation of the Chief Executive Officer (CEO), evaluate the CEO’s performance in light of those goals and objectives, and determine and approve the CEO’s compensation based on this evaluation;

●	review and approve or make recommendations to the Board regarding the compensation of all other executive officers;

●	review and make recommendations to the Board for approval of incentive compensation plans and equity-based plans, which includes the ability to adopt, amend, and terminate such plans;

●

review and make recommendations to the Board for approval of any employment agreements and any severance arrangements or plans, including any benefits to be provided in connection with a change in control, for the CEO and other executive officers, which includes the ability to adopt, amend, and terminate such agreements, arrangements, or plans;

●

review the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, to review and discuss at least annually the relationship between risk management policies and practices and compensation, and to evaluate compensation policies and practices that could mitigate any such risk;

●	review all director compensation and benefits for service on the Board and Board committees and to recommend any changes to the Board, as necessary; and

●

develop and recommend to the Board for approval a leadership succession plan (the “Succession Plan”), review the Succession Plan periodically with the CEO, develop and evaluate potential candidates for the CEO or other executive positions, and recommend to the Board any changes to and any candidates for succession under the Succession Plan.

The Compensation and Succession Committee consists of Messrs. Portes (Committee Chair), Heriford, Schwab, and Ms. Schmitt.

ENTERPRISE RISK MANAGEMENT COMMITTEE

The Enterprise Risk Management Committee met four times in 2023 to review and make recommendations to the Board with respect to financial, reputational, and other issues and risks of the Company. The Enterprise Risk Management Committee consists of Messrs. Schwab (Committee Chair), Clinton, Portes, and Sutherland.

EXECUTIVE COMMITTEE

The Executive Committee met four times in 2023 to handle legal formalities and technicalities concerning administrative operations. The Executive Committee consists of Messrs. Pepping (Committee Chair), Dingman, Klockau, and Sutherland.

INVESTMENT COMMITTEE

The Investment Committee met four times in 2023 to review, analyze, and direct the Company’s investment operations. The Investment Committee consists of Messrs. Dingman (Committee Chair), Klockau, Pepping, and Sutherland.

NOMINATING AND GOVERNANCE COMMITTEE

The Company’s Nominating and Governance Committee is composed exclusively of independent directors. The Nominating and Governance Committee met one time in 2023.

The Nominating and Governance Committee meets to guide the Company’s corporate governance program and to monitor and discuss current and emerging corporate governance principles and procedures. The Nominating and Governance Committee is also responsible for identifying and reviewing qualified individuals as potential new director candidates, giving focused thought to diversity, equity, and inclusion in its deliberations and election of board members.

ICC Holdings, Inc. 2024 Proxy Statement

The Nominating and Governance Committee counsels the Board with respect to Board and Committee organization, compensation, membership, and function, as well as Board and Committee performance assessments, individually and collectively. The Nominating and Governance Committee consists of Messrs. Portes (Committee Chair), Schwab, and Ms. Schmitt.

COMMITTEE MEMBERSHIP

Director	Audit	Compensation/ Succession	Enterprise Risk Management	Executive	Investment	Nominating/ Governance
R. Kevin Clinton	X		X
James R. Dingman	X			X	X*
Joel K. Heriford	X	X
John R. Klockau				X	X
Gerald J. Pepping				X*	X
Daniel H. Portes		X*	X			X*
Christine C. Schmitt	X*	X				X
Mark J. Schwab		X	X*			X
Arron K. Sutherland			X	X	X

*Chair of Committee

BOARD MEETINGS AND COMPENSATION

MEETINGS

During 2023, four regular meetings of the Board of Directors were held with all directors in attendance. No director attended fewer than 75 percent of the aggregate number of meetings of the Board and Board committees on which he or she served. In connection with each Board meeting, the independent directors meet in an executive session with no members of management present.

DIRECTOR COMPENSATION

The following table summarizes the total compensation paid to our non-employee directors for the fiscal year ended December 31, 2023.

Director	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)
Gerald J. Pepping	35,500	-	35,500
R. Kevin Clinton	30,000	-	30,000
James R. Dingman	30,000	-	30,000
Joel K. Heriford	30,000	-	30,000
John R. Klockau	28,000	19,548	47,548
Daniel H. Portes	28,000	-	28,000
Christine C. Schmitt	33,000	-	33,000
Mark J. Schwab	28,000	-	28,000

ICC Holdings, Inc. 2024 Proxy Statement

Under the current structure, each non-employee director received an annual cash retainer for service of $28,000. Mr. Pepping received $7,500 for his work as Chair of the Board, and Ms. Schmitt received $5,000 for her work as Audit Committee Chair. Mr. Clinton, Mr. Dingman, and Mr. Heriford each received an additional $2,000 for their work on the Audit Committee. Mr. Klockau received an additional $19,548 in 2023 as 1099 compensation for claims consulting conducted for the Company.

A director who is also an employee, such as Mr. Sutherland, does not and will not receive any compensation for his service as a director. Directors have been and will continue to be reimbursed for travel, food, lodging, and other expenses directly related to their activities as directors. Directors are also entitled to protection provided by the indemnification provisions in our bylaws, as well as the protection provided by Directors and Officers liability insurance provided by the Company.

BOARD LEADERSHIP STRUCTURE

The Company maintains a policy of separating the roles of Chair of the Board and Chief Executive Officer. Gerald J. Pepping currently serves as Chair of the Board of the Company, having been first elected to that position by the Company's Board at a meeting held November 17, 2009. The Chair of the Board is “independent” under the standards established by the corporate governance rules of NASDAQ and the rules and regulations of the SEC.

The Board of Directors believes that separation of the positions of Chair of the Board and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Board believes that having an independent Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increased management accountability, and improved ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Board of Directors has concluded that having an independent Chair enhances the effectiveness of the Board as a whole and is an appropriate leadership structure for the Company.

AUDIT COMMITTEE REPORT

The following report by the Audit Committee (the “Committee”) of the Company’s Board of Directors is required by the rules of the SEC to be included in this Proxy Statement and shall not be considered incorporated by reference in other filings by the Company with the SEC.

The Committee is composed of four independent directors and operates under a written charter adopted by the Board of Directors.

The primary role of the Committee is to assist the Board of Directors in its oversight of (a) the Company’s corporate accounting and reporting practices, (b) the quality and integrity of the Company’s financial statements, (c) the performance of the Company’s system of internal accounting and financial controls, (d) the Company’s compliance with related legal and regulatory requirements, (e) the qualifications, independence and performance of the independent registered public accounting firm (“Auditor”), and (f) the performance of the Company’s internal audit function. In addition to those primary roles, the Committee also performs other roles and functions as outlined in its charter, including preliminary review of earnings releases and other activities. The Committee also acts as the audit committee for the Company’s insurance company subsidiary. A more detailed description of the Committee’s roles, functions and activities is set forth in the description of Board committees elsewhere in this Proxy Statement and in the Committee’s charter, which is available on our investor relations website at https://ir.iccholdingsinc.com.

The Board of Directors has determined that each of the members of the Audit Committee qualifies as “independent” within the meaning of the NASDAQ Listing Standards and the rules of the SEC. The Board of Directors has further determined that Committee Chair Christine C. Schmitt is an “audit committee financial expert” within the meaning of the SEC rules.

ICC Holdings, Inc. 2024 Proxy Statement

The Committee reviews the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the Auditor. The Company’s Financial Reporting Accountant provides the internal audit function and has an indirect reporting line to the Audit Committee and a direct reporting line to the CEO for internal control reporting purposes. The Financial Reporting Accountant provides objective assurance services regarding the effectiveness of management’s internal controls and procedures and consulting services designed to add value and improve the organization’s operations. The CEO, with the assistance of the Financial Reporting Accountant, presents the Company’s annual risk-based audit plan to the Audit Committee and periodically reports results of internal audit activities.

The Committee appoints and annually evaluates the performance of the Company’s Auditor and aids the members of the Board of Directors in fulfilling their oversight functions of the financial reporting practices and financial statements of the Company. It is not the duty of the Committee, however, to plan or conduct audits or to determine whether the Company’s financial statements are complete and accurate and are in accordance with U.S. generally accepted accounting principles. The Company’s Auditor is responsible for planning and conducting audits of the financial statements and internal controls over financial reporting; the Company’s management is responsible for preparing the financial statements, designing and assessing the effectiveness of internal control over financial reporting, and determining whether the Company’s financial statements are complete and accurate and in accordance with U.S. generally accepted accounting principles and applicable laws and regulations.

The Committee contracts with and sets the fees paid to the independent registered public accounting firm. The fees for audit services for the past two fiscal years are set forth on page 50.

Audit fees relate to professional services rendered for the audit of consolidated financial statements of the Company, audits of the statutory financial statements of certain subsidiaries, review of quarterly consolidated financial statements and assistance with review of documents filed with the SEC.

In our fiscal year ended December 31, 2023, there were no other professional services provided by Johnson Lambert other than those listed in the table on page 50, that would have required our Audit Committee to consider their compatibility with maintaining their independence.

The Committee received reports and reviewed and discussed the audited financial statements with management and the Auditor. The Committee also discussed with the Auditor matters required to be discussed by PCAOB Auditing Standards No.16, Communications with Audit Committees. The Committee received from the Company’s Auditor the written disclosures and letter required by the applicable PCAOB requirements for independent registered public accounting firm’s communications with the Audit Committee concerning auditor independence. The Committee discussed with the Auditor that firm’s independence and any relationships that may impact that firm’s objectivity and independence including audit and non-audit fees. Additionally, the Committee promotes the Auditor’s independence by ensuring that the lines of communication are always open and constant between the Auditor and the Committee.

Based on the Committee’s discussion with and review of reports from management, the Company’s Internal Control Analyst, the Company’s Auditor, as well as the Committee’s reliance on the representation of management that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, the Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC.

The foregoing report has been approved by all members of the Audit Committee.

MEMBERS OF THE AUDIT COMMITTEE

Christine C. Schmitt (Chair)

R. Kevin Clinton

James R. Dingman

Joel K. Heriford

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2023, the Compensation Committee was composed of Messrs. Portes (Committee Chair), Heriford, Schwab, and Ms. Schmitt. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. In addition, there are no relationships among our executive officers, members of the Compensation Committee, or entities whose executives serve on the Board of Directors or the Compensation Committee that require disclosure under applicable SEC regulations.

ICC Holdings, Inc. 2024 Proxy Statement

PROPOSAL TWO: ADVISORY VOTE ON THE EXECUTIVE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with the rules of the SEC, we are providing our shareholders with the opportunity to cast a non-binding advisory vote on the compensation of our named executive officers as disclosed pursuant to Item 402(m) through (q) of Regulation S-K, including the compensation tables and narrative discussions in this proxy statement.

The compensation structure established by our Compensation Committee is designed to attract, retain, and motivate strong leadership to drive the Company’s business strategy and goals. Our Executive Compensation Program is grounded in the following principles:

●

Pay for performance: A portion of an executive’s total compensation should be variable and dependent upon the attainment of certain specific and measurable annual and/or long-term business performance objectives.

●

Competitiveness: Our goal is to target total direct compensation opportunities for the CEO at the 50th percentile (or above with requisite performance). We will target between the market 25th percentile and the market median (or above with requisite performance) for our other executives to ensure that compensation is at a level that is appropriate relative to that being offered to individuals holding comparable positions at other companies with which we compete for business and leadership talent. As we reach our goals of profitable growth, we will re-evaluate our competitiveness and may decide to pay above median range.

●

Shareholder alignment: Executives should be compensated through pay elements (base salaries, annual, and long-term incentives) designed to create long-term value for our shareholders, as well as foster a culture of ownership.

We are requesting shareholder approval of the compensation of our executive officers as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our executive officers’ compensation. Because the shareholder vote is advisory, it is not binding on us or our Board of Directors. However, our Board and the Compensation Committee, which is responsible for designing and administering our executive compensation program, value the opinions that our shareholders express in their votes. The Compensation Committee will review the results of the shareholder votes on this “say-on-pay” proposal and consider whether to recommend any changes or modifications to our executive compensation policies and practices as a result of such votes.

We are asking our shareholders to indicate their support for our named executive officer compensation through the following resolution:

RESOLVED, that the shareholders approve the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussions in this proxy statement.

Vote Required

The affirmative vote of the shareholders who own a majority of our shares of common stock present in person or represented by proxy at the meeting and entitled to vote is required for approval of the proposal.

Recommendation

The Board of Directors recommends a vote “FOR” the proposal to approve the compensation of our named executive officers as described in this Proxy Statement.

ICC Holdings, Inc. 2024 Proxy Statement

EXECUTIVE COMPENSATION PRACTICES

INTRODUCTION

The 2023 Executive Compensation Schedule was approved in March of 2023. The Compensation Committee annually evaluates its compensation philosophy including its retention strategies relative to the market and the Company’s loss of key employee risk. This includes reviewing benchmarks and setting overarching Compensation Committee priorities for the year ahead, evaluating evolving roles and responsibilities surrounding ESG, DEI, and Human Capital Management (“HCM”) as well as undertaking increasing disclosure requirements. Retention continues to be a significant driver in the evaluation of its compensation programs. Over the course of the last year, the Committee contemplated labor market trends beyond traditional compensation tools to attract and retain talent, including flexibility and mobility; staffing strategies employed at the Company-level to attract and retain employees at all levels of the organization. The impact of organizational structure on the Company’s agility and sustainability and the critical role Executive management has played in developing a strong culture at Illinois Casualty Company was also considered. External evaluations of ICC’s Executive compensation philosophy and practices have consistently reported a low level of quantitative concern and findings that pay, and performance are reasonably aligned at this time. There is general consensus from the ICC Holdings Board of Directors that the Compensation Committee’s philosophy and practices are appropriate and effective at meeting the Company’s overall Executive retention and compensation goals.

For 2023, our executive officers were compensated consistent with the design of the programs approved by the Board of Directors in 2023. Specifically, they received annual base salaries and were eligible to receive a discretionary annual bonus up to a maximum percentage of their base salaries, based on the achievement of specific company and individual performance goals: a maximum of 35% of base salary for the CEO and 30% of base salary for the remaining executive officers, respectively. The CEO’s performance bonus structure includes an opportunity to earn up to an additional 15% of base salary for achieving “stretch goals.” As part of its evaluation process, the Compensation Committee surveys the entire Board annually concerning the CEO’s performance along with the performance of the Company. The Summary Compensation Table on page 31 provides a summary of compensation for the Chief Executive Officer as well as the next two highly compensated executive officers for 2023, 2022 and 2021.

The Executive Discretionary Performance Bonus Program, including a long-term incentive component, was approved by the Board of Directors on March 20, 2017. The criteria for measuring performance include key components of insurance company operations. Company and individual goals are combined, with heavier weighting on Company goals. Two bonus levels have been established: CEO and Vice President. Company and individual goals are set annually, with consideration of current market conditions. Performance measures and thresholds are reviewed annually to ensure consistency with the Company’s business plan.

This report provides an overview of our 2023 executive compensation program.

OUR EXECUTIVE COMPENSATION PROGRAM

The following summarizes the guidelines, decision-making process, and structure of our executive compensation program effective January 1, 2023.

Our Compensation Philosophy and Guiding Principles

The philosophy underlying our executive compensation program is to attract, retain, and motivate strong leadership to drive the Company’s business strategy and goals. Our executive compensation program is grounded in the following guiding principles:

●

Pay for performance: A portion of an executive’s total compensation should be variable and dependent upon the attainment of certain specific and measurable annual and/or long-term business performance objectives.

●

Competitiveness: Our goal is to target total direct compensation opportunities for the CEO at the 50th percentile (or above with requisite performance). We will target between the market 25th percentile and the market median (or above with requisite performance) for our other executives to ensure that compensation is at a level that is appropriate relative to that being offered to individuals holding comparable positions at other companies with which we compete for business and leadership talent.

ICC Holdings, Inc. 2024 Proxy Statement

●

Shareholder alignment: Executives should be compensated through pay elements (base salaries, annual, and long-term incentives) designed to create long-term value for our shareholders, as well as foster a culture of ownership.

The Role of the Compensation Committee

The primary oversight of the Company’s executive compensation program rests with the Compensation Committee of the Board of Directors (“the Compensation Committee”). The Compensation Committee is comprised entirely of independent directors. It is the responsibility of the Compensation Committee to determine whether, in its judgement, our executive compensation program, practices, and policies are reasonable and appropriate, reflect our compensation philosophy, and effectively serve in the best interests of our shareholders and our Company.

The Role of the Chief Executive Officer

The Compensation Committee makes all decisions about the compensation of our executive officers. The Chief Executive Officer provides the Compensation Committee with an assessment of the performance of the executive officers other than himself and provides compensation recommendations for those executive officers. He does not play any role with respect to any matter impacting his own compensation.

The Role of the Independent Compensation Consultant

The Compensation Committee periodically engages consultants to independently review our executive compensation program, practices, and policies. We did not engage an outside consultant in 2023. The Chief Human Resources Officer conducted market studies for the Committee to consider in its decision-making process. The information was used to assess and review our executive compensation levels and structure as well as evaluate the performance-based incentive plans and targets it had approved for 2023.

The Role of Competitive Positioning

The Compensation Committee, with the support of the Chief Human Resources Officer, annually reviews salary levels relative to the compensation of executive officers of similarly sized property and casualty insurance companies. In these reviews, the Compensation Committee primarily relies on publicly available survey data, as there are few similarly sized publicly traded property and casualty insurance companies that can be used as comparators for executive compensation benchmarking purposes; however, peer company data is used as supplemental reference information by the Committee.

For the purpose of competitive positioning, the Compensation Committee annually evaluates the established peer group that it has determined best aligns with the insurance Company’s asset size, premium, and true market competitors. The peer group is a blend of both publicly traded and mutual insurance companies. This peer information was first submitted to ISS Proxy in December of 2019 for the 2020 Proxy and includes Badger Mutual Insurance Company, Capital Indemnity Corporation, Conifer Holdings, Inc., Founders Insurance, Hospitality Mutual, Midwest Family, Society Insurance, Specialty Risk of America, US Insurance, and Wilson Mutual. Each of these peer companies competes within the property and casualty industry. The Committee did not submit any changes to its peer group for 2023.

ICC Holdings, Inc. 2024 Proxy Statement

EXECUTIVE COMPENSATION

OBJECTIVES

The objective of the Company’s executive compensation program is to provide a competitive total executive compensation program linked to Company performance that will attract, retain, and motivate talented executives critical to the Company’s long-term success.

ELEMENTS OF COMPANY EXECUTIVE COMPENSATION

Our compensation philosophy is supported by the following principal compensation elements:

(a)	Base salary: Base salaries are based on a blend of factors, including market data for the role, individual contributions and experience, performance, and internal equity.

(b)

Annual incentives: Annual incentive opportunities focus executives on achieving annual financial and strategic goals that drive long-term shareholder value. Award opportunities are based on an executive’s role within the Company. Performance is assessed relative to a combination of Company and individual performance goals. Pre-determined Company performance measures and thresholds, target, and maximum performance levels are approved at the beginning of the calendar year by the Compensation Committee based on the Company’s annual business plan and consistent with market practice.

(c)

Long-term incentives: Long-term incentives have been designed to motivate executives to execute longer-term financial and strategic growth goals that drive shareholder value creation and support the Company’s retention strategy. The criteria used to determine the awards is consistent with the individual and Company performance targets established in our discretionary executive bonus program, contemplating a three-year performance cycle relative to market and Company performance targets, and are based on a percentage of salary.

Retention of the President/CEO is of primary importance to the Compensation Committee. We continue to target the 50th percentile of the market or above for the CEO and between the 25th and 50th percentiles for other executives. Considering our current size and its impact on our ability to generate results similar to larger, publicly traded companies, the Compensation Committee acknowledges that the compensation structure will be more heavily weighted on base salary as opposed to variable pay and continues to take a conservative approach towards annual incentives and bonuses.

ICC Holdings, Inc. 2024 Proxy Statement

For 2023, the following criteria were used to evaluate executive compensation market data relative to the insurance industry; premium, asset size, property and casualty insurers, FTEs, and similar benchmarks. The CHRO participates in and gathers survey and benchmark data from trusted executive compensation survey companies including but not limited to; Willis Towers Watson, Maclagan, AON, EPPI, and the National Executive Compensation Survey.

When evaluating the President/CEO’s base salary for 2023 relative to the market, its findings were that the CEO’s base compensation falls within the targeted range or 50th percentile.

CEO Base Compensation Relative to the Market
ICC President/CEO - 2023 Compensation
Filtered Averages
Assets Between $200M and $499M
North Central
CEO P & C Companies Only
Chief Executive Officer - All
Chief Executive Officer - North Central
Chief Executive Officer
DWP $100 to $199.9M/FTEs 104/157/242
CEO Match Equal to Benchmark
Premiums $25 to $100 Million
Assets Under $200M
Assets $100 to $250 M
0
200,000
400,000
600,000
800,000
1,000,000
1,200,000
Base Salary 25th
Base Salary Med
Base Salary 75th

ICC Holdings, Inc. 2024 Proxy Statement

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Arron K. Sutherland	2023	500,020	2,000	77,159		110,004	58,685	25,002	772,870
President and Chief Executive Officer	2022	460,000	2,000	91,784		115,000	-42,731	21,426	647,479
	2021	427,410	16,000	83,813		111,119	58,671	19,068	632,268

Michael R. Smith	2023	231,000	2,000	32,965		41,580		12,153	319,698
Vice President and Chief Financial Officer	2022	220,000	2,000	34,321		44,000		11,566	311,887
	2021	196,152	16,000	24,538		42,573		9,726	288,989

Norman D. Schmeichel	2023	231,000	2,000	32,240		41,580		12,148	318,968
Vice President and Chief Information Officer	2022	220,000	2,000	35,592		44,000		11,550	313,142
	2021	205,000	16,000	25,668		39,975		10,148	296,791

(1)	The amounts reflect a company-wide holiday bonus. The year 2021 includes a Board approved bonus for AM Best Rating upgrade.
(2)	Vested RSUs. Vesting occurred on 04/01/2023 (2020, 2021, and 2022 awards) respectively.
(3)	Bonus awards earned through the Executive Discretionary Performance Bonus Program.
(4)	Actuarial value of CEO’s SERP.
(5)	The following table identifies and quantifies each item of compensation included in the All-Other Compensation column for 2023:

All Other Compensation

Name	Year	Country Club Dues ($)	Fitness Subsidy ($)	Matching Contributions to Retirement Plan ($)	Life, AD&D, STD, LTD Insurance Premiums ($)	Long-term Care Premiums ($)	Supplemental Disability ($)	Total All Other Compensation Footnote ($) (1)
Arron K Sutherland	2023	2,028	300	12,293	1,850	6,127	677	23,275
Michael R. Smith	2023			11,056	1,097			12,153
Norman D. Schmeichel	2023			11,046	1,102			12,148

ICC Holdings, Inc. 2024 Proxy Statement

Fiscal 2023 Payout under Executive Discretionary Performance Bonus Program

The Executive Discretionary Performance Bonus Program, approved by the ICCH Board of Directors in March of 2017, measures performance based on key components of the insurance company’s operations; the combined ratio, expense ratio, written premium, surplus, and risk-based capital. The net income of the holding company and delivery on individual performance and stretch goals are also considered. Company and individual goals are combined, with heavier weighting placed on Company goals. These performance measures and reviewed annually to ensure consistency with the business plan and shareholder interests.

The Compensation Committee evaluated the established targets and weighting (as a percentage of base salary), based on the Statutory Accounting Principles results of Illinois Casualty Company, when establishing potential awards for 2023. Annual targets and weighting were approved by the Board of Directors on March 7, 2023. As set forth in the discretionary program, a combined ratio over 100 would yield a negative impact on the bonus of -2% for every point over 100. Further, if Risk Based Capital erodes, there would not be a payout for this category.

Our findings are that the President/CEO’s 2023 bonus is conservative, falls within the 25th percentile of market, and is well below the midpoint for the Property and Casualty industry. Detailed information regarding 2023 performance targets, results, and payouts can be found on pages 29 through 31.

2023 Bonus and Equity Payouts

Illinois Casualty Company finished 2023 with a strong fourth quarter and posted a statutory combined ratio of 97.2% and a three-year average combined ratio of 97.4%. The Company grew its written premium by $10.3 million with renewal business growing by $3.4 million. An improved expense ratio, reduction in loss and settlement expenses, and a strengthening of its overall reserve position contributed to the Company’s positive 2023 results.

The Company’s underwriting measures shared in the Q3 Earnings Release have taken hold, particularly with Liquor Liability, leading to a lower overall loss and settlement expense ratio of 63.3% in 2024. The company finished the year with significantly fewer open claims in comparison to the last four years, which should lead to a lower loss and settlement expense ratio in 2024. From a GAAP perspective, inflationary pressures on operating expenses continued resulting in a slightly higher expense ratio and a combined ratio of 100.9%, which is comparable to the 100.6% from 2022.

ICC Holdings, Inc. 2024 Proxy Statement

The Company’s core insurance business remains strong, its investments are performing well and its expansion into new states is expected to enhance premium growth in 2024.

Executives were paid bonuses and granted RSU awards as set forth in the Executive Discretionary Bonus Program based on the Company’s 2023 positive results. The CEO earned and was paid a bonus of 22% out of a maximum bonus payout of 50% of his 2023 salary as detailed in the table below. The CEO also earned and was granted 7,400 RSUs, the equivalent of 22% of his 2023 salary.

			Results		Weighting and Payout
Metric	Target/Threshold	Goal	1 Year	3 Year	CEO	Earned
Combined Ratio	<100%	<100%	97.2%	97.4%	8%	6%
Expense Ratio	< 35%	< 35.0%	33.9%	33.4%	4%	3%
Written Premium	-5/+10 % of Goal	88,606,000	92,990,533	246,809,129	4%	3%
Surplus	> 0% Increase	61,453,000	62,874,928	61,671,528	5%	1%
Individual Goals	TBD Annually				8%	6%
Net Inc Holding Company	> 0	> 0	$4,363,295	2,400,141	3%	1%
Risk Based Capital	Gain > 0	695%	582.2%	696.4%	3%	0%
Stretch Goals	Discretionary		0	0	15%	2%
Maximum Bonus Potential					50%	22%

(a)

Our compensation committee adopted the current bonus structure prior to the effective date of ASU 2016-01. ASU 2016-01 requires organizations to record changes in the market value of equity securities in the Statement of Earnings. Since ASU 2016-01 became effective, the positive or negative impact resulting from this change has been eliminated from the bonus determination worksheet.

Other NEOs bonus payout

The other NEOs earned and were paid a bonus of 18% out of a maximum payout of 30% of their 2023 salaries as detailed in the table below.

			Results		Weighting and Payout
Metric	Target/Threshold	Goal	1 Year	3 Year	Other NEO	Earned
Combined Ratio	<100%	<100%	97.2%	97.4%	8%	6%
Expense Ratio	< 35%	< 35.0%	33.9%	33.4%	4%	3%
Written Premium	-5/+10 % of Goal	88,606,000	92,990,533	246,809,129	4%	3%
Surplus	> 0% Increase	61,453,000	62,874,928	61,671,528	3%	1%
Individual Goals	TBD Annually				8%	4%
Net Inc Holding Company	> 0	> 0	$4,363,295	2,400,141	3%	1%
Maximum Bonus Potential					30%	18%

(a)

Our compensation committee adopted the current bonus structure prior to the effective date of ASU 2016-01. ASU 2016-01 requires organizations to record changes in the market value of equity securities in the Statement of Earnings. Since ASU 2016-01 became effective, the positive or negative impact resulting from this change has been eliminated from the bonus determination worksheet.

ICC Holdings, Inc. 2024 Proxy Statement

Other NEOs Equity Payout

The other NEOs were also granted 3,100 RSUs, the equivalent of 20% of their 2022 salaries as detailed in the table below. The RSUs will vest over a three-year period as a long-term incentive to continue to grow premium profitably, maintain a strong combined ratio, and increase shareholder value.

			Results		Weighting and Payout
Metric	Target/Threshold	Goal	1 Year	3 Year	Other NEO	Earned
Combined Ratio	<100%	<100%	97.2%	97.4%	8%	5%
Expense Ratio	< 35%	< 35.0%	33.9%	33.4%	4%	3%
Written Premium	-5/+10 % of Goal	88,606,000	92,990,533	246,809,129	4%	3%
Surplus	> 0% Increase	61,453,000	62,874,928	61,671,528	3%	3%
Individual Goals	TBD Annually				8%	4%
Net Inc Holding Company	> 0	> 0	$4,363,295	2,400,141	3%	2%
Maximum Bonus Potential					30%	20%

(a)

Our compensation committee adopted the current equity award structure prior to the effective date of ASU 2016-01. ASU 2016-01 requires organizations to record changes in the market value of equity securities in the Statement of Earnings. Since ASU 2016-01 became effective, the positive or negative impact resulting from this change has been eliminated from the bonus determination worksheet.

PAY VERSUS PERFORMANCE INFORMATION

In August 2022, the SEC adopted final rules to implement Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The following information about the relationship between executive compensation actually paid and certain financial performance of the Corporation is provided pursuant to Item 402(v) of SEC Regulation S-K.

Year	Summary Compensation Table Total for Principal Executive Officer (“PEO”)(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (“NEOs”)(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (“TSR”)(5)	Net Income (Loss)(millions) (6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2023	772,870	812,997	319,333	316,408	107.48	4,256,895
2022	647,479	633,022	312,515	297,712	110.14	-586,662
2021	685,373	654,405	291,731	310,501	117.13	4,142,779

(1)

The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Sutherland (President and Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation—Summary Compensation Table.”

ICC Holdings, Inc. 2024 Proxy Statement

(2)

The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Sutherland, as computed in accordance with Item 402(v) of SEC Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Sutherland during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Sutherland’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Equity Awards(a) ($)(a)	Equity Award Adjustments(b) ($)(b)	Compensation Actually Paid to PEO ($)
2023	772,870	77,159	109,154	812,997
2022	647,479	91,784	77,327	633,022
2021	685,373	83,313	52,845	654,405

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” columns in the Summary Compensation Table for the applicable year.
(b)

The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) an amount equal to the change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, an amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2023	113,220	-4,066					109,154
2022	78,750	-1,423					77,327
2021	40,250	12,595					52,845

(3) The dollar amounts reported in column (d) represent the average of the amounts reported for our company’s named executive officers as a group (excluding Mr. Sutherland) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the named executive officers (excluding Mr. Sutherland) included for the purpose of calculating the average amounts in each applicable year are as follows: for 2023, 2022 and 2021, Mr. Smith, and Mr. Schmeichel.

ICC Holdings, Inc. 2024 Proxy Statement

(3)

The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the named executive officers as a group (excluding Mr. Sutherland), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the named executive officers as a group (excluding Mr. Sutherland) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the named executive officers as a group (excluding Mr. Sutherland) for each year to determine the compensation actually paid, using the same methodology described in Note 2 above:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Reported Value of Equity Awards ($)	Average Equity Award Adjustments(a) ($)	Average Compensation Actually Paid to Non- PEO NEOs ($)
2023	319,333	32,603	-2,453	316,408
2022	312,515	34,957	-859	297,712
2021	291,731	25,103	3,623	310,501

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2023	32,130	-2,453					29,677
2022	21,263	-859					20,404
2021	40,250	3,623					43,873

(5)   Cumulative TSR is calculated by dividing the sum of the cumulative amount of cash dividends for the measurement period, assuming dividend reinvestment, and the difference between the Corporation’s share price at the end and the beginning of the measurement period by the share price at the beginning of the measurement period.

(6) The dollar amounts reported represent the amount of net income (loss) reflected in our consolidated audited financial statements for the applicable year.

ICC Holdings, Inc. 2024 Proxy Statement

Analysis of the Information Presented in the Pay Versus Performance Table

In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance Table.

Compensation Actually Paid and Net Income (Loss)

The following chart sets forth the relationship between Compensation Actually Paid to our CEO, the average of Compensation Actually Paid to our Non-CEO NEOs, and the Company’s Net Income (Loss) over the fiscal three-year period from 2021 to 2023.

Compensation Actually Paid and Cumulative TSR

The following chart sets forth the relationship between Compensation Actually Paid to our CEO, the average of Compensation Actually Paid to our Non-CEO NEOs, and the Company’s TSR over the fiscal three-year period from 2021 to 2023.

ICC Holdings, Inc. 2024 Proxy Statement

All information provided above under the “Pay Versus Performance Information” heading will not be deemed to be incorporated by reference in any filing of our company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Long-Term Incentives

Our Board of Directors adopted a stock-based incentive plan that was submitted to, and approved by, our shareholders in 2017. Under this plan, we may award participants restricted shares of our common stock, restricted stock units denominated in shares of our common stock, or options to purchase shares of our common stock. Restricted stock and restricted stock unit awards will be made at no cost to the participants. Restricted stock units are payable in shares of common stock or in cash in the discretion of the compensation committee. The number of shares of common stock that may be issued to any one participant pursuant to restricted stock and restricted stock unit awards (to the extent that such restricted stock unit awards are not paid in cash), or upon exercise of stock option awards under the stock-based incentive plan, may not exceed 70,000 shares or 28,000 shares during any one-year period, respectively.

Based upon the results set forth above, we set forth the amounts paid to our named executive officers for 2023 performance under the Executive Discretionary Performance Bonus Program in the Summary Compensation Table on page 29.

Clawback Provisions

In November 2023, the Compensation Committee developed and recommended adoption of a new Clawback Policy to the Board. The ICCH Board unanimously approved the Company’s new Clawback Policy on November 11, 2023. This policy provides for the recovery of erroneously awarded incentive-based compensation “received” by current and former executive officers in connection with a financial restatement, regardless of fault or misconduct. This applies broadly to any incentive-based compensation that is granted, earned, or vested based wholly or in part on the attainment of any financial reporting measures. A copy of the policy can be found in the appendix of the Company’s Annual Report on Form 10-K for the year ending December 31, 2023.

Other Benefits and Perquisites

Our executive officers participate in the same broad-based benefit programs that are generally available to all other employees, including health, dental, disability and life insurance programs, a Company match on contributions to the 401(k) plan, and participation in the Employee Stock Ownership Plan (“ESOP”) implemented in 2017. The Company also provides nominal perquisites and supplemental benefits such as supplemental insurance benefits and club memberships to several of its executive officers, based on business needs.

In November 2012, we entered into a deferred compensation agreement with Mr. Sutherland. This agreement was amended on March 18, 2021, with an effective date of January 1, 2021, to ensure consistency in language with the terms of his Employment Agreement. The agreement requires Illinois Casualty to make payments to Mr. Sutherland beginning at retirement, which is set at age 65. In the event of separation of service without cause prior to age 62, benefits under this agreement vested 25% in November 2017, 50% in November 2022, 75% in November 2027, and 100% on January 1, 2032. In the event of Mr. Sutherland’s death prior to retirement, benefits become fully vested and are payable to his beneficiaries. Using a discount rate of 4.95%, the fully vested obligation under the agreement would total approximately $1,689,467 on January 1, 2034. As of December 31, 2023, the accrued liability related to this agreement totaled $486,387.

In January 2021, the Company entered into a 1035 tax free exchange applying what was then the current surrender value of $542,845 from his prior SERP policy to an indexed universal life product. The reduction in premium expense for the universal life program will save the Company approximately $36,600 per year in premiums for ten years and provides a historical average return of 5.65% with a floor return of 2.0%.

ICC Holdings, Inc. 2024 Proxy Statement

EXECUTIVE MANAGEMENT

EXECUTIVE OFFICERS

Our current executive officers are listed below. The information for Mr. Sutherland, one of our named executive officers, is included under “Director Information.”

Our Other Named Executive Officers

Michael R. Smith, age 57, serves as the Vice President and Chief Financial Officer, a position he has held since May 2016. Previously, he served as the Vice President of Finance since January 2015. Mr. Smith joined the Company originally from May 2011 through July 2013 as the Assistant Vice President of Finance. He served as Vice President and Controller at CGB Enterprises, Inc. from July 2013 to January 2015. Mr. Smith has more than 25 years’ experience in the financial industry, including 18 years in the insurance industry. Mr. Smith oversees the Company’s Accounting, Actuarial Services, Administrative and Policy Services operations. Prior to joining the Company, he worked for several insurance organizations including GF&C Holding Company, The Financial Group, Insurall, and Continental National Indemnity. Mr. Smith received his B.S.B.A. in Accounting from Xavier University and his M.B.A. in Finance from Xavier University. He holds CPA and CPCU designations. Mr. Smith serves on the Board of Directors of Gas & Electric Credit Union, Rock Island, IL.

Norman D. Schmeichel, age 54, serves as the Vice President and Chief Information Officer of the Company, a position he has held since 2011. Mr. Schmeichel has over 21 years’ experience in the insurance industry. He started with ICC in 2002 as the Associate Director of IT and served as the Assistant Vice President of IT from 2007 to 2011. Mr. Schmeichel has over 22 years’ experience in the development of enterprise solutions. He oversees the Company’s Information Technologies and Systems Operations departments. Mr. Schmeichel holds a B.A. in Economics from Northern Illinois University.

Other Executive Officers

Howard J. Beck, age 65, serves as the Vice President and Chief Underwriting Officer, a position he has held since May 2016. Previously, he served as the Vice President of Underwriting from 2014 to 2016. He joined the Company in 2004 as Program Manager and has served as Marketing Manager and Director of Underwriting. Mr. Beck has over 34 years’ experience in the insurance industry. Prior to joining the Company, he was employed for over 12 years with both company and agency operations, working with Sentry Select, John Deere Insurance, and Lohman Brothers Agency. Mr. Beck oversees the Company’s Underwriting and Marketing operations. Mr. Beck received a B.S. in Finance from Northern Illinois University and his M.B.A. from the University of St. Thomas. Mr. Beck holds the CPCU designation. Mr. Beck currently serves as a Paul Harris Fellow of the Rotary Club of Rock Island, IL and has served as President of the Quad City Chapter of CPCU as well as a Board Member and past President for the Geneseo School District.

Kathleen S. Springer, age 56, serves as the Vice President and Chief Human Resources Officer, a position she has held since 2017. Previously, Ms. Springer was the Director of Human Resources from 2011 until 2017. She joined the Company in 2008 as the Human Resources Manager. Ms. Springer has over 26 years combined HR and management experience and more than 16 years in the insurance industry. Prior to joining ICC, she was employed in HR management with K’s Merchandise. Ms. Springer oversees the Company’s Human Resources, and Loss Control and Safety Education operations. Ms. Springer received her B.A. from Western Illinois University. Ms. Springer holds the CPCU designation as well as SPHR and SHRM-SCP certifications. Ms. Springer serves on the American Property Casualty Insurance Association’s HR Committee and has been an active member of SHRM since 2009. Ms. Springer is a Board Member of Economic Growth Corporation (GROWTH), a national 501c3 community-based development organization dedicated to enhancing the overall image and economic vitality of underserved communities and currently serves as Board Chair.

Julia B. Suiter, age 57, serves as Chief Legal Officer of the Company, a position she has held since May 2016. Previously, she served as the Chief Litigation Counsel from 2011 to 2016. She joined the Company in 2009 as Litigation Manager. Ms. Suiter oversees the Company’s Legal and Claims operations. Prior to joining the Company, Ms. Suiter practiced in the areas of construction law, products liability, contract law, employment law, and insurance defense for more than 15 years. She previously served as Operations Counsel for KONE Inc., where she was also responsible for the company’s corporate compliance program. Ms. Suiter taught the “Legal Environment of Business” course as an adjunct professor at St. Ambrose University. Ms. Suiter holds a B.A. in Criminal Justice from Indiana University and a J.D. from Indiana University School of Law. Ms. Suiter is a past President and Board Member of the Bettendorf Athletic Boosters Club, as well as a volunteer for the St. John Vianney Religious Education Program.

ICC Holdings, Inc. 2024 Proxy Statement

Outstanding Equity Awards at 2023 Year-End

The following table lists all outstanding equity awards held by our Named Executive Officers as of December 31, 2023.

		Number of shares of units of stock that have not vested (#) (1)	Market value of shares of units of stock that have not vested ($) (2)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested (#)	Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not vested ($) (2)
Name	Award Year
	2023	7,400	113,220	7,400	113,220
Arron Sutherland	2022	3,334	51,010	3,334	51,010
	2021	833	12,745	833	12,745
	2023	2,100	32,130	2,100	32,130
Michael Smith	2022	1,000	15,300	1,000	15,300
	2021	833	12,745	833	12,745
	2023	2,100	32,130	2,100	32,130
Norman Schmeichel	2022	800	12,240	800	12,240
	2021	833	12,745	833	12,745

(1)

RSUs issued on 04/01/2021 (2020 Award). The 2020 RSUs vest one-third on each of 04/01/2022, 04/01/2023, and 04/01/2024 respectively. RSUs issued on 04/01/2022 (2021 Award). The RSUs vest one-third on each of 04/01/2023, 04/01/2024, and 04/01/2025. RSUs issued on 04/01/2023 (2022 Award). The RSUs vest one-third on each of 04/01/2024, 04/01/2025, and 04/01/2026 respectively.

(2)	Reflects the value of restricted stock units based on the closing price of our common stock of $15.30 on December 31, 2023, the last trading date of the fiscal year.

SEVERANCE AND CHANGE IN CONTROL BENEFITS

Benefits Provided in Connection with Termination

If Mr. Sutherland’s employment is terminated as a result of his death, his estate or designated beneficiary will receive any base salary and expenses accrued and owing to Mr. Sutherland as of the date of termination of employment and all benefits due and owing to, or in respect of, Mr. Sutherland under all benefit plans, in accordance with their terms. We refer to these benefits as accrued obligations.

If Mr. Sutherland’s employment is terminated by Illinois Casualty Company (“ICC”) for cause or by Mr. Sutherland without good reason, Mr. Sutherland will receive his accrued obligations, and ICC will make available to Mr. Sutherland and his qualified dependents continued coverage under its insurance plans, as required by the Consolidated Omnibus Budget Reconciliation Act (COBRA), with Mr. Sutherland financially responsible for such coverage.

If Mr. Sutherland’s employment is terminated as a result of his disability, by ICC other than for cause, or as a consequence of his death or normal retirement under our retirement plans and practices, or by Mr. Sutherland for good reason, Mr. Sutherland will receive his accrued obligations, and ICC will make available to Mr. Sutherland and his qualified dependents continued coverage under its insurance plans, as required by COBRA, with Mr. Sutherland financially responsible for such coverage. Additionally, following the execution of a general release in our favor, Mr. Sutherland will be entitled a lump sum payment equal to twelve months of base salary payable within thirty days following termination of employment. Also, beginning on the thirteenth month following termination of his employment and continuing through the eighteenth month following such termination, Mr. Sutherland will receive monthly payments equal to his base salary, which may be offset by any sources of employment or consulting or similar-type sources of income.

ICC Holdings, Inc. 2024 Proxy Statement

In the event of a “change in control for good reason,” as defined in his employment agreement, Mr. Sutherland will receive his accrued obligations, and the Company will make available to Mr. Sutherland and his qualified dependents continued coverage under its insurance plans, as required by COBRA, with Mr. Sutherland financially responsible for such coverage. Additionally, in the event that the Company or ICC is sold or merged with another entity during the term of Mr. Sutherland’s employment and, as a result of that sale or merger, his employment is terminated, Mr. Sutherland will also receive a lump sum payment equal to twenty-four months of base salary payable within thirty days following termination of employment.

For purposes of Mr. Sutherland’s employment agreement, (a) Cause shall mean (i) his material breach of his employment agreement, (ii) his gross negligence in the performance or non-performance of any of his material duties or responsibilities under his employment agreement, (iii) the refusal of Mr. Sutherland to implement or adhere to policies or directives of ICCH’s Board of Directors, (iv) his dishonesty, fraud, or willful misconduct with respect to, or disparagement of, the business or affairs of ICC, (v) conduct of a criminal nature or involving moral turpitude (as such term is defined in his employment agreement) under the provisions of any federal, state, or local laws or ordinance or transgression which may have an adverse impact on ICC’s reputation and standing in the community (as determined by ICC in good faith and fair dealing), and/or (vi) his absence from work for five consecutive days for any reason other than vacation, approved leave of absence (such approval not to be unreasonably withheld), or disability or illness pursuant to ICC policy or law; (b) Good Reason shall mean ICC materially breaches the provisions Mr. Sutherland’s employment agreement and he provides at least twenty days prior written notice to ICC of the existence of such breach and his intent to terminate his employment agreement; however, no such termination shall be effective if such breach is cured during such period; (c) Change in Control shall mean the occurrence of any of the following: (i) a merger, consolidation, or division involving ICC and/or the Company, (ii) a sale, exchange, transfer, or other disposition of substantially all of the assets of ICC and/or the Company; (iii) a “person” or “group” (each within the meaning of Section 13(d) of the Exchange Act) becomes the “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act) of fifty percent (50%) or more of the outstanding shares of our common stock and/or ICCH’s common stock; or (iv) any other change in control similar in effect to any of the foregoing and specifically designated in writing as a “Change in Control” by the Board of Directors of ICCH and/or the Company; and (d) Change in Control Good Reason shall mean the occurrence of the following at any time during the term of Mr. Sutherland’s employment agreement: (i) within six months prior to, or one year after, a Change in Control, ICC terminates his employment (other than for Cause), or (ii) within one year after such Change in Control any of the following occur, if taken without Mr. Sutherland’s express written consent: (A) a material diminution in his authority, duties, or other terms or conditions of employment as the same exist on the date of the Change in Control; (B) any reassignment of Mr. Sutherland to a location greater than one hundred seventy-five miles from the location of his office on the date of the Change in Control, unless such new location is closer to his primary residence than the location of the Change in Control; (C) any material diminution in his base salary; (D) any failure to provide Mr. Sutherland with any benefits enjoyed by him under any of the Company’ or ICC’s retirement, health, life, disability, or other material employee plans in which Mr. Sutherland participated at the time of the Change in Control, or the taking of any action that would materially reduce any of such benefits in effect at the time of the Change in Control except for any reductions in benefits or other actions resulting from change to or reductions in benefits applicable to employee’s generally; or (E) any other material breach of his employment agreement.

In October 2016, we entered into change in control agreements with each of Messrs. Smith and Schmeichel, which provides for severance benefits upon the executive’s termination of employment in connection with a change in control. The definition of change in control is the same as contained in Mr. Sutherland’s employment agreement. Each change in control agreement is for a term ending on December 31, 2023, and is automatically renews for an additional one-year term thereafter unless either party gives their respective notice of intent not to renew at least sixty days prior to January 1st of the subsequent year. Each change in control agreement also provides that the executive may not compete with our business or solicit any of our customers or employees for one year following the termination of such executive’s employment for any reason and during the term of the change in control agreement.

For purposes of the change in control agreement, (a) cause shall mean (i) the executive’s material breach of their respective change in control agreement or any other agreement with the Company or ICC, as applicable, to which such executive is a party, (ii) the executive’s material failure to adhere to any written policy of the Company or ICC generally applicable to their respective employees if such executive has been given thirty days written notice of such failure and a reasonable opportunity to comply with such policy or cure such executive’s failure to comply; (iii) the executive’s appropriation or attempted appropriation of a business opportunity of the Company or ICC, including attempting to secure or securing any business or personal profit in connection with any transaction entered into on behalf of the Company or ICC, as applicable; (iv) the executive’s misappropriation or attempted misappropriation of any of the funds or property (including any intellectual property) of the Company or ICC; (v) the executive’s conviction of, or the entering of a guilty plea or plea of no contest with respect to, a felony or the equivalent thereof involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year; or (vi) the executive’s conviction of an offense involving moral turpitude (as such term is defined in the change in control agreement) under the provisions of any federal, state, or local laws or ordinances, or such executive’s use of alcohol, narcotics, or illegal drugs to such an extent that will cause a material detrimental effect on the Company or ICC; and good reason shall mean the occurrence of a change in control and the following at any time during the term of the change in control agreement: (i) within six months prior to, or one year after, a Change in Control, the Company or ICC terminates the executive’s employment (other than for Cause), or (ii) any other material breach of the executive’s change in control agreement.

ICC Holdings, Inc. 2024 Proxy Statement

If a good reason occurs, the executive has ninety days thereafter to notify the Company and ICC of such occurrence. If the Company and/or ICC, as applicable, fail to cure such situation within thirty days after such notice, the executive is entitled to, within thirty days from the later of the date of termination of employment or delivery of the notice of termination, a lump sum cash payment equal to sum of (a) one times the executive’s base salary in effect as of the delivery date of the notice of termination and (b) one times the average cash bonus paid to the such executive within the current calendar year and two calendar years preceding the year in which the notice of termination is delivered. Additionally, upon such occurrence, during the period commencing from the date of termination of employment until the end of the twelfth month after such date, the executive shall be permitted to continue participation in, and the Company and/or ICC, as applicable, shall maintain the same level of contribution for, such executive’s participation in their respective medical/health insurance in effect with respect to such executive during the one year period prior to such executive’s termination of employment or, if the Company and/or ICC, as applicable, is not permitted to provide such benefits because such executive is no longer an employee or as a result of any applicable legal requirement, such executive shall receive a dollar amount, on or within thirty days following the date of termination of employment, equal to the cost to the Company and/or ICC, as applicable, of obtaining such benefits (or substantially similar benefits).

Each of the award agreements related to the grant of RSUs includes a provision that accelerates vesting of the unvested portion of the RSUs upon a “Change in Control” as defined pursuant to the respective equity incentive plan and upon the participant’s termination of employment due to death or disability as defined pursuant to the respective equity incentive plan.

ICC Holdings, Inc. 2024 Proxy Statement

PROPOSAL THREE: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Plante Moran, PLLC as the Company’s independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2024, and the Board is asking shareholders to ratify that selection. Although current law, rules, and regulations, as well as the Charter of the Audit Committee, require our independent auditor to be appointed, retained, and supervised by the Audit Committee, the Board considers the selection of an independent auditor to be an important matter of shareholder concern and considers a proposal for shareholders to ratify such selection to be an important opportunity for shareholders to provide direct feedback to the Board on an important issue of corporate governance. If the appointment of Plante Moran, PLLC is not ratified by shareholders, the Audit Committee will take such action, if any, with respect to the appointment of the independent auditor as the Audit Committee deems appropriate, which may include continued retention of such audit firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Representatives of Johnson Lambert and Plante Moran, PLLC will be available virtually during the Annual Meeting with the opportunity to make a statement, if they desire, and they will be available to respond to appropriate questions from the shareholders.

An affirmative vote of the holders of at least a majority of the shares of common stock of the Company present and entitled to vote at the Annual Meeting is required for adoption of this proposal.

The Board of Directors recommends that the shareholders vote “FOR” Proposal Three and the ratification of the selection of Plante Moran, PLLC as independent registered public accounting firm of the Company for the current fiscal year.

FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees for services rendered by Johnson Lambert, LLP related to the Company’s previous independent registered public accounting firm, for each of the following categories of services for the fiscal years ended December 31, 2023, and 2022, are set forth below:

	Fiscal Year	Fiscal Year
	2023	2022
Audit Fees (1)	$228,000	$169,200
Audit-Related Fees (2)	$70,200	$57,800
Tax Fees
Tax Compliance	$—	$—
Other Tax Services	$—	$—
All Other Fees	$—	$—
Total Fees	$298,200	$227,000

(1) Audit fees relate to professional services rendered for the audit of the consolidated financial statements of the Company and review of quarterly consolidated financial statements.

(2) Audit-related fees are for professional services rendered for the statutory audit of certain subsidiaries.

ICC Holdings, Inc. 2024 Proxy Statement

ENVIRONMENTAL SOCIAL AND GOVERNANCE HIGHLIGHTS

The Company’s primary ESG goals remain planning for efficient and sustainable insurance, meeting shareholder expectations, and being an employer of choice. To that end, we have identified our highest ESG priorities as (1) strong and disciplined governance of ICCH as a publicly traded company, (2) understanding and managing climate impacts on our business, and (3) valuing and fostering retention of our diverse and talented staff. In 2023, our ESG Roundtable processes settled into a more manageable rhythm despite declining regulatory and societal consensus on ESG. We continue to track and measure our ESG activities and risks through our ESG Matrix, which, when viewed in tandem with our Enterprise Risk Management program, allows us to remain vigilant to ESG factors that could impact our Company and its value.

ENVIRONMENTAL INITIATIVES

Key environmental risk factors influencing the Company continue to center largely around weather and climate related risks. The Company’s Reinsurance Committee, alongside our global reinsurers, leverages modeling of climate impacts on our claims experience for improved sustainability and profitability. The Board Investment Committee partners with the Company’s investment portfolio manager to understand ESG impacts on our investments. On a more local level, we embrace environmentally friendly practices at our home office and real estate holdings. As more Illinois Casualty Company insureds embrace sustainable practices within the food and beverage industry, we emerge as a partner of choice who shares their commitment to the environment.

SOCIAL INITIATIVES

Company social initiatives include (1) supporting our employees’ desire to engage in and support their local communities, (2) assembling the diverse workforce that is necessary to succeed in our industry, and (3) recognizing the needs of an increasingly diverse policyholder base. The Company’s Corporate Citizenship Committee offers a wide range of charitable opportunities so our employees can direct their efforts toward what they find most meaningful. Prevention of unlawful workplace behavior that leads to litigation is managed by the Company’s Ethics Committee and Human Resources and Legal Departments, as well as the Board of Directors’ Compensation Committee. The Company’s Benefits Oversight Committee balances the need for attractive employee benefits with the financial goals of the Company. Finally, our IT Departments and Katkin subsidiary continue to develop multilingual platforms and training modules.

GOVERNANCE

As a publicly traded company in the heavily regulated insurance industry, governance plays a significant role in our daily operations. This includes compliance with SEC, NASDAQ, and various state departments of insurance regulations. Compliance is managed by the Board of Directors’ Governance and Audit Committees. At the Company level, the Executive and Management team members oversee adherence to legal requirements of our business. Our Internal Controls and Accounting functions partner with separate outside auditing companies to ensure accuracy and compliance, as well as to test for any weaknesses in our processes. Our Ethics Committee and Legal and HR Departments have instituted various policies to comply with laws governing whistleblower protections, insider trading, the Foreign Corrupt Practices Act, and the Company’s Code of Conduct.

OTHER PRACTICES AND POLICIES

Tax and Accounting Matters

Prior to its amendment by the Tax Cuts and Jobs Act (the “Tax Act”), which was enacted December 22, 2017, Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), disallowed a tax deduction to public companies for compensation paid in excess of $1 million to “covered employees” under Section 162(m) (generally, such company’s chief executive officer and its three other highest paid executive officers other than its chief financial officer). Prior to this amendment, there was an exception to this $1 million limitation for performance-based compensation if certain requirements were met. Historically, awards to these covered individuals under our annual bonus plan and in the form of performance-based equity grants were intended to satisfy the requirements for qualifying as performance-based compensation under Section 162(m).

ICC Holdings, Inc. 2024 Proxy Statement

The Tax Act generally amended Section 162(m) to eliminate the exception for performance-based compensation, effective for taxable years following December 31, 2017. The $1 million compensation limit was also expanded to apply to a public company’s chief financial officer and apply to certain individuals who were covered employees in years other than the then-current taxable year. Although certain transition relief may apply with respect to compensation paid pursuant to certain contracts in effect as of November 2, 2017, ambiguities in the Tax Act prevent the Compensation Committee from being able to definitively determine what compensation, if any, payable to the covered employees in excess of $1 million will be deductible in future years. Interpretations of and changes in applicable tax laws and regulations, as well as other factors beyond the control of the Compensation Committee, can affect deductibility of compensation, and there can be no assurance that compensation paid to our executive officers who are covered by Section 162(m) will be deductible. As in prior years, the Compensation Committee will continue to consider the tax and accounting implications (including with respect to the expected lack of deductibility under the revised Section 162(m)) when making compensation decisions but reserves its right to make compensation decisions based on other factors as well if the Compensation Committee determines it is in our best interests to do so. Further, considering the elimination of the exception for performance-based compensation, the Compensation Committee may determine to make changes or amendments to its existing compensation programs in order to revise aspects of our programs that were initially designed to comply with Section 162(m) but that may no longer serve as an appropriate incentive measure for our executive officers.

We also operate our executive compensation program with the intention of complying with Section 409A of the Internal Revenue Code of 1986.

Employment Agreements

Sutherland Agreements. Arron Sutherland, President/CEO, has an employment agreement and a non-competition agreement with the Company; none of the other executive officers are currently under an employment agreement.

Other Named Executive Officer Agreements. In October 2016, we entered into change in control agreements with each of Messrs. Smith and Schmeichel, which provides for severance benefits upon the executive’s termination of employment in connection with a change in control. All our other executive officers have non-disclosure, non-competition, and change-in-control agreements in place.

BOARD’S ROLE IN RISK OVERSIGHT

The Board’s risk oversight is accomplished both at the full Board level and through its committee structure. The full Board discusses and considers risk management issues at each of its meetings. The Board adjusts its practices with respect to risk management oversight when it determines it needs to do so and involves itself in particular areas or business circumstances where its proper exercise of oversight demands it. The Board’s role in risk oversight is consistent with the Company’s leadership structure, with the Chief Executive Officer and other members of management having responsibility for assessing and managing the Company’s risk exposure, and the Board and its committees providing oversight in connection with these efforts.

The individual committee responsibilities with respect to risk oversight are included in their respective Charters. The Enterprise Risk Management Committee consists of Messrs. Schwab (Committee Chair), Clinton, Portes, and Sutherland. The purpose of the Enterprise Risk Management Committee is to review and make recommendations to the Board with respect to financial, reputational, and other issues and risks of the company. In particular, the Enterprise Risk Management Committee works to:

●	review investment policies, strategies, transactions, and performance; and

●	conduct an annual enterprise risk management review and assessment of proposed strategic plans and initiatives.

SHAREHOLDER PROPOSALS

Any shareholder who desires to submit a proposal for inclusion in the proxy materials relating to our 2025 Annual Meeting of Shareholders in accordance with the rules of the SEC must submit such proposal in writing, addressed to ICC Holdings, Inc. at 225 20th Street, Rock Island, Illinois 61201, Attn: Secretary, no later than January 1, 2025.

ICC Holdings, Inc. 2024 Proxy Statement

In accordance with the Company’s bylaws, a shareholder who desires to propose a matter for consideration at an annual meeting of shareholders, even if the proposal is not submitted by the deadline for inclusion in our proxy materials, must comply with the procedures specified in the Company’s bylaws, including providing notice thereof in writing, delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of the Company, not less than 60 days nor more than 90 days prior to the anniversary date of the previous year’s annual meeting. For the 2025 Annual Meeting of Shareholders, this period will begin on March 16, 2025, and end on April 15, 2025.

In accordance with the Company’s bylaws, a shareholder who desires to nominate candidates for election to the Board must comply with the proceeding specified in the bylaws, including providing proper notice of the nomination in writing, delivered, or mailed by first-class United States mail, postage prepaid, to the Secretary of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the previous year’s annual meeting. For the 2025 Annual Meeting of Shareholders, this period will begin on March 16, 2025, and end on April 15, 2025.

If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended, proxy holders may exercise discretionary voting authority under proxies that we solicit to vote in accordance with their best judgment on any such shareholder proposal or nomination.

OTHER BUSINESS

The Board of Directors knows of no other business to be presented at the Annual Meeting; however, if any other matters do properly come before the meeting, it is intended that the persons appointed as proxies will vote in accordance with their best judgment.

It is important that proxies be voted promptly so the presence of a quorum may be assured well in advance of the Annual Meeting, thus avoiding the expense of follow-up solicitations. Accordingly, you are requested to vote your proxy in one of the manners described on page 1 of this Proxy Statement.

By Order of the Board of Directors

/s/ Gerald J. Pepping
Gerald J. Pepping
Chair of the Board

Rock Island, Illinois

May 1, 2024

ICC Holdings, Inc. 2024 Proxy Statement

INVESTOR INFORMATION

ANNUAL SHAREHOLDERS MEETING

The 2024 Annual Meeting of Shareholders will be held at 9:00 a.m., Central Daylight Time, on Friday, June 14, 2024, accessed virtually via the Internet at www.viewproxy.com/ICCH/2024.

INTERNET VOTING

As a convenience, ICC Holdings, Inc. shareholders may vote their proxies via the Internet at www.AALvote.com/ICCH. Instructions are in your proxy card that you receive.

SHAREHOLDER INQUIRIES

Shareholders of record with requests concerning individual account balances, stock certificates, dividends, stock transfers, tax information, or address corrections should contact the Company’s transfer agent and registrar:

Pacific Stock Transfer Company

6725 Via Austi Pkwy Suite 300

Las Vegas, NV 89119

Phone: 702-361-3033

Fax: 702-433-1979

https://securitize.io/pacific-stock-transfer

CONTACTING ICC HOLDINGS, INC.

For investor relations requests and management’s perspective on specific issues, contact Investor Relations, Attn: Julia Suiter, Esquire, 225 20th Street, Rock Island, Illinois 61201.

ICC ON THE WEB

Our corporate website is www.ilcasco.com (Information on the website is not incorporated by reference into this Proxy Statement).

ICC Holdings, Inc. 2024 Proxy Statement

APPENDIX A

ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Under applicable SEC rules and regulations, members of the Board, the Board’s candidates and certain officers and other employees of the Company are “participants” with respect to our solicitation of proxies in connection with the Annual Meeting. The following sets forth certain information about such persons (the “Participants”).

Directors and Director Candidates

The names and present principal occupation of our directors and director candidates, each a Participant, are set forth below. The business address for our current directors and director nominees, except as otherwise noted below, is c/o ICC Holdings, Inc. 225 20th Street, Rock Island, IL 61201.

Name	Present Principal Occupation
R. Kevin Clinton	Executive Director of the MI Catastrophic Claims Association (retired)
James Dingman	Retired CEO and Chairperson, Bank Orion
Joel Heriford	Partner, Burch & Cracchiolo, 1850 N Central Ave #1700, Phoenix, AZ 85004
John Klockau	Consultant, Retired President, Illinois Casualty Company
Gerald Pepping	Counsel, Retired Partner, Pepping, Balk, Kincaid & Olson, 105 7th Street, Silvis, IL 61282
Daniel Portes	Retired Owner and Chairperson, MRG
Christine Schmitt	Executive VP and CFO, Merchants Insurance Group, 250 Main Street, Buffalo, NY 14202
Mark Schwab	Retired Area President, Gallagher Insurance

Officers and Employees

Executive officers and employees of the Company who are Participants are limited to Arron K. Sutherland. The business address for Mr. Sutherland is 225 20th Street, Rock Island, IL 61201.

Name	Present Principal Occupation
Arron K. Sutherland	President, Chief Executive Officer, ICC Holdings, Inc., and Illinois Casualty Company
Michael R. Smith	Vice President, Chief Financial Officer, ICC Holdings, Inc., and Illinois Casualty Company
Norman D. Schmeichel	Vice President, Chief Information Officer, Illinois Casualty Company
Julia B. Suiter	Chief Legal Officer, ICC Holdings, Inc., and Illinois Casualty Company
Kathleen S. Springer	Vice President, Chief Human Resources Officer, Illinois Casualty Company
Howard J. Beck	Vice President, Chief Underwriting Officer, Illinois Casualty Company

ICC Holdings, Inc. 2024 Proxy Statement

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth information regarding purchases and sales of the Company’s securities by the Participants within the past two years. No part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding securities.

Name	Date	Title of Security	Number of Shares	Transactions
Arron K. Sutherland	3/4/2024	Common Stock	1,001	Grant, Award or Other Acquisition (ESOP)
	4/1/2023	Common Stock	1,161	Grant, Award or Other Acquisition (2022 RSU)
	4/1/2023	Common Stock	581	Grant, Award or Other Acquisition (2021 RSU)
	4/1/2023	Common Stock	1,683	Grant, Award or Other Acquisition (2020 RSU)
	2/4/2023	Common Stock	1,155	Grant, Award or Other Acquisition (ESOP)
	11/15/2022	Common Stock	701	Open Market Purchase
	4/1/2022	Common Stock	581	Grant, Award or Other Acquisition (2021 RSU)
	4/1/2022	Common Stock	1,672	Grant, Award or Other Acquisition (2020 RSU)
	3/5/2022	Common Stock	1,917	Grant, Award or Other Acquisition (2019 RSU)
	2/11/2022	Common Stock	998	Grant, Award or Other Acquisition (ESOP)
Michael R. Smith
	3/4/2024	Common Stock	931	Grant, Award or Other Acquisition (ESOP)
	4/1/2023	Common Stock	327	Grant, Award or Other Acquisition (2022 RSU)
	4/1/2023	Common Stock	545	Grant, Award or Other Acquisition (2021 RSU)
	4/1/2023	Common Stock	498	Grant, Award or Other Acquisition (2020 RSU)
	3/8/2023	Common Stock	2,000	Open Market Purchase
	2/4/2023	Common Stock	1,062	Grant, Award or Other Acquisition (ESOP)
	4/1/2022	Common Stock	833	Grant, Award or Other Acquisition (2021 RSU)
	4/1/2022	Common Stock	760	Grant, Award or Other Acquisition (2020 RSU)
	3/5/2022	Common Stock	429	Grant, Award or Other Acquisition (2019 RSU)
	2/11/2022	Common Stock	824	Grant, Award or Other Acquisition (ESOP)

Norman D. Schmeichel	3/4/2024	Common Stock	931	Grant, Award or Other Acquisition (ESOP)
	4/1/2023	Common Stock	258	Grant, Award or Other Acquisition (2022 RSU)
	4/1/2023	Common Stock	537	Grant, Award or Other Acquisition (2021 RSU)
	4/1/2023	Common Stock	524	Grant, Award or Other Acquisition (2020 RSU)
	2/4/2023	Common Stock	1,118	Grant, Award or Other Acquisition (ESOP)
	4/1/2022	Common Stock	537	Grant, Award or Other Acquisition (2021 RSU)
	4/1/2022	Common Stock	524	Grant, Award or Other Acquisition (2020 RSU)
	3/5/2022	Common Stock	286	Grant, Award or Other Acquisition (2019 RSU)
	2/11/2022	Common Stock	864	Grant, Award or Other Acquisition (ESOP)

ICC Holdings, Inc. 2024 Proxy Statement

Name	Date	Title of Security	Number of Shares	Transactions
Julia B. Suiter	3/4/2024	Common Stock	828	Grant, Award or Other Acquisition (ESOP)
	4/1/2023	Common Stock	322	Grant, Award or Other Acquisition (2022 RSU)
	4/1/2023	Common Stock	537	Grant, Award or Other Acquisition (2021 RSU)
	4/1/2023	Common Stock	448	Grant, Award or Other Acquisition (2020 RSU)
	2/4/2023	Common Stock	998	Grant, Award or Other Acquisition (ESOP)
	4/1/2022	Common Stock	537	Grant, Award or Other Acquisition (2021 RSU)
	4/1/2022	Common Stock	448	Grant, Award or Other Acquisition (2020 RSU)
	3/5/2022	Common Stock	261	Grant, Award or Other Acquisition (2019 RSU)
	2/11/2022	Common Stock	748	Grant, Award or Other Acquisition (ESOP)

Kathleen S. Springer	3/4/2024	Common Stock	803	Grant, Award or Other Acquisition (ESOP)
	4/1/2023	Common Stock	322	Grant, Award or Other Acquisition (2022 RSU)
	4/1/2023	Common Stock	537	Grant, Award or Other Acquisition (2021 RSU)
	4/1/2023	Common Stock	403	Grant, Award or Other Acquisition (2020 RSU)
	2/4/2023	Common Stock	926	Grant, Award or Other Acquisition (ESOP)
	4/1/2022	Common Stock	537	Grant, Award or Other Acquisition (2021 RSU)
	4/1/2022	Common Stock	403	Grant, Award or Other Acquisition (2020 RSU)
	3/5/2022	Common Stock	219	Grant, Award or Other Acquisition (2019 RSU)
	2/11/2022	Common Stock	687	Grant, Award or Other Acquisition (ESOP)

Howard J. Beck	3/4/2024	Common Stock	845	Grant, Award or Other Acquisition (ESOP)
	4/1/2023	Common Stock	262	Grant, Award or Other Acquisition (2022 RSU)
	4/1/2023	Common Stock	545	Grant, Award or Other Acquisition (2021 RSU)
	4/1/2023	Common Stock	471	Grant, Award or Other Acquisition (2020 RSU)
	2/4/2023	Common Stock	987	Grant, Award or Other Acquisition (ESOP)
	4/1/2022	Common Stock	833	Grant, Award or Other Acquisition (2021 RSU)
	4/1/2022	Common Stock	719	Grant, Award or Other Acquisition (2020 RSU)
	3/5/2022	Common Stock	392	Grant, Award or Other Acquisition (2019 RSU)
	2/11/2022	Common Stock	765	Grant, Award or Other Acquisition (ESOP)

ICC Holdings, Inc. 2024 Proxy Statement

Miscellaneous Information Concerning Participants

Other than as set forth in this Appendix A or elsewhere in this proxy statement and based on the information provided by each Participant, none of the Participants or their associates (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, or owns of record but not beneficially, any shares of Common Stock or other securities of the Company or any parent or subsidiaries of the Company, or (ii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting. Other than as set forth in this Appendix A or elsewhere in this proxy statement and based on the information provided by each Participant, no part of the purchase price or market value of any of the securities in this Appendix A is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities. Other than as set forth in this proxy statement, there are no material proceedings to which any Participant or any associate of any Participant has been a party which is adverse to the Company or any of its subsidiaries, nor does any Participant or any associate of any Participant have a material interest adverse to the Company or any of its subsidiaries.

Other than as set forth in this Appendix A or elsewhere in this proxy statement and based on the information provided by each Participant, none of the Participants or their associates has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting. In addition, other than as set forth in this Appendix A or elsewhere in this proxy statement and based on the information provided by each Participant, none of the Participants listed above is now, or has been within the past year, a party to any contract, arrangement, or understanding with any person with respect to any of the Company’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. No Participant has been convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) during the past ten years.

Other than as set forth in this Appendix A or elsewhere in this proxy statement and based on the information provided by each Participant, neither the Company nor any of the Participants listed above or any of their associates have or will have any arrangements or understandings with any person with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party. Other than as set forth in this Appendix A or elsewhere in this proxy statement and based on the information provided by each Participant, neither the Company nor any of the Participants listed above or any of their associates or immediate family members have or will have a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year, or any currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

ICC Holdings, Inc. 2024 Proxy Statement

ICC Holdings, Inc. 2024 Proxy Statement

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

Proposal 1. Election of three (3) Class I director nominees for a term to end as of the 2027 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. While you may mark instructions with respect to any or all of the nominees, you may mark a vote "FOR" only three (3) nominees in total. You are permitted to vote for fewer than three (3) nominees. If you vote "FOR" fewer than three (3) nominees, your shares will be voted "FOR" those nominees you have so marked. If you vote "FOR" more than three (3) nominees, all of your votes on Proposal 1 will be invalid and will not be counted. **If you sign and return your proxy card and do not specify how you want your shares to be voted, they will be voted "FOR" all of the Company-recommended nominees.**

Company nominees: **The Board of Directors recommends you vote FOR ONLY the following three (3) Company nominees:**	**FOR**	**WITHHOLD**
(1) COMPANY RECOMMENDED NOMINEE: James R. Dingman	☐	☐
(2) COMPANY RECOMMENDED NOMINEE: John R. Klockau	☐	☐
(3) COMPANY RECOMMENDED NOMINEE: Gerald J. Pepping	☐	☐

Stilwell nominees OPPOSED by the Company:	**FOR**	**WITHHOLD**
(4) NOMINEE OPPOSED BY THE COMPANY: Joseph D. Stilwell	☐	☐

DO NOT PRINT IN THIS AREA
(Stockholder Name & Address Data)

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

CONTROL NUMBER

SORT CODE

The Board of Directors recommends you vote "FOR" each of the following proposals:

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 3. Ratification of the appointment of Plante Moran, LLP as the company's independent registered public accounting firm for the current fiscal year.

FOR ☐ AGAINST ☐ ABSTAIN ☐

NOTE: **Such other business as may properly come before the meeting or any adjournments thereof.**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. **This proxy card is valid only when signed. Please mark, sign, date, fold, and return this entire proxy card promptly using the enclosed reply envelope.**

You may also access the proxy materials and vote your proxy online by using your control number found below at http://www.viewproxy.com/ICCH/2024.

Signature ____________________

Signature (if jointly held) ____________________

Date ____________________ 1

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

SCAN TO
VIEW MATERIALS & VOTE

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone.

INTERNET

Vote Your Proxy on the Internet:
Go to www.AALvote.com/ICCH

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:
Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.